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                                                                    EXHIBIT 4.12

                               DATED 31 JULY, 2003


                            (1) SAND TECHNOLOGY INC.

                                       AND

                        (2) CLARITYBLUE HOLDINGS LIMITED



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                                    AGREEMENT
                            FOR THE SALE AND PURCHASE
                      OF THE ENTIRE ISSUED SHARE CAPITAL OF
                               CLARITYBLUE LIMITED

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                                  DAVIES LAVERY
                                 Victoria Court
                               17-21 Ashford Road
                                    Maidstone
                                      Kent
                                    ME14 5FA



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THIS AGREEMENT is made on               31 July                             2003

BETWEEN

(1) SAND TECHNOLOGY INC. (registered number 141012-1) a corporation incorporated under the Canada Business Corporations Act having its principal place of business at 215 Redfern, Suite 410, Westmount, Quebec Canada H3Z 3L5 (the "SELLER"); and

(2) CLARITYBLUE HOLDINGS LIMITED (registered number 4842878) whose registered office is at Fourth Floor, City Gateway, 4 Victoria Square, St Albans, Hertfordshire, England AL1 3TF (the "PURCHASER").

WHEREAS:

(A) ClarityBlue Limited (the "COMPANY") is a private company limited by shares incorporated pursuant to the Companies Act short particulars of which are set out in Schedule 1 having an authorised share capital of L1,000 divided into 1,000 ordinary shares of L1 each, of which 500 ordinary shares of L1 each (the "SHARES") have been issued fully paid or credited as fully paid

(B) The Seller is legally and beneficially entitled to all the issued share capital of the Company

(C) The Seller wishes to sell and, in reliance upon (INTER ALIA) the warranties and undertakings set out in this agreement, the Purchaser wishes to purchase all the issued share capital of the Company on the terms and subject to the conditions set out in this agreement

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS: In this agreement:

     "ACCOUNTING REQUIREMENTS" means the accounting requirements of the Companies Act, SSAPs, FRSs, abstracts of the Urgent Issues Task Force, any other requirement of a United Kingdom accounting body having mandatory effect and other generally accepted accounting principles and practices in the United Kingdom;

     "ACCOUNTS" means the audited balance sheet as at the Accounts Date and audited profit and loss account for the year ended on that date of the Company and the audited consolidated profit and loss account for that period and the notes and directors' report relating thereto;

     "ACCOUNTS DATE" means 31 July 2002;

     "AGREED FORM" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by or on behalf of the Seller and the Purchaser;

     the "BUSINESS" means the business as principally carried on by the Company in the period of twelve months immediately prior to the date of Completion including, without limitation, the business of consultancy and business systems integration, with respect to customer intelligence applications for the financial services industry, telecommunication companies and internet service providers but shall specifically exclude, the services provided by the Company to the Sand Clients (but only to the extent of the future fulfilment of the Sand Client Contracts) and any consultancy or business systems integration to (i) clients involved in healthcare, supply chain management or to the government and/or public sector and (ii) clients requiring an operational transaction processing system based on the Sand Software;

     "BUSINESS DAY" means any day other than a Saturday, Sunday or any day, which is a public holiday in England;

     "BUSINESS NAMES" means those business and product names listed in Part 1 of
     Schedule 7;


                                  Page 3 of 48

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     "CLAIM" means any claim made by the Purchaser in accordance with this agreement seeking damages for breach of a Warranty or indemnification under an Indemnity;

     "CLAIM DATE" means the date on which the Purchaser shall notify the Seller in writing in respect of any Claim pursuant to Clause 5;

     "COMPANIES ACT" means the Companies Act 1985 (as amended);

     "COMPANY DEBT" means the sum of L3,253,964 owed to the Seller by the Company in respect of inter-company loans made by the Seller to the Company;

     "COMPANY SOFTWARE" means the Software owned by the Company as set out in
     Part 5 of Schedule 7;

     "COMPLETION" means completion of the sale and purchase of the Shares in accordance with Clause 6;

     "COMPLETION ACCOUNTS" means the audited balance sheet of the Company as at the close of business on the date of Completion and the audited profit and loss account for the period from 31 July 2002 to the date of Completion, to be prepared in accordance with Clause 4;

     "COMPLETION ACCOUNTS RETENTION" means the sum of L500,000 to be retained from the Consideration and placed in the Retention Account pursuant to Clause 3.2.2 and Schedule 9;

     "COMPUTER SYSTEMS" means the computer systems used by or for the benefit of the Business at the date of this Agreement, and all computer processors, associated and peripheral equipment, computer program, technical and other documentation and data entered into or created by the foregoing from time to time;

     "CONFIDENTIAL INFORMATION" means any and all information or data relating to the Company or the Business, prospective business, technical processes, know how, computer software, intellectual property or finances of the Company whether disclosed orally, in written, magnetic or digital (including disk or tape) or other form before or after the date of this agreement (in whatever medium stored whether or not such information is reduced to a tangible form or marked in writing as "confidential" and any and all information which has been or may be derived or obtained from any such information) which is of a confidential nature or which is not in the public domain or has not otherwise been made generally available to the public, including but without limitation, all business, financial, commercial, technical, operational, organisational, legal, management and marketing information, data and trade secrets in relation to the Business (including but not restricted to any information regrarding the products, assets, networks and data networks, customers, suppliers and employees of the Business) and any information in respect of which the Company is bound by an obligation of confidence to a third party and the Know-How;

     "CONSIDERATION" means the consideration payable to the Seller as specified in Clause 3;

     "CONSULTANCY AGREEMENT" means the consultancy agreement to be entered into at Completion between the Seller and the Company in the Agreed Form;

     "DEED OF ADDENDUM" means the deed of addendum to the STSI Software Licence Agreement to be entered into by (1) STSI, (2) the Company and (3) Sand Ireland at Completion in the Agreed Form;

     "DEED OF NON-INDEBTEDNESS" means the deed in the Agreed Form between the Seller and the Company in respect of the release of any and all claims which the Seller or any and all members of the Seller's Group may have against the Company as at Completion and releasing the Company from any and all liabilities which may be owing by the Company to the Seller or any member of the Seller's Group, save in respect of licence and maintenance fees which may become due and payable in respect of the sale of Sand Software in the financial quarter ending 31 July 2003;


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     "DEED OF TERMINATION" means the deed of termination in the Agreed Form between the Seller and the Company relating to the termination of the licence by the Company to the Seller of Segmentor;

     "DEFAULT RATE" means the rate of two per cent (2%) per annum above the base rate of Barclays Bank plc from time to time;

     "DISCLOSURE LETTER" means the letter of the same date as this agreement from the Seller to the Purchaser;

     "DOMAIN NAMES" means all internet addresses listed in Part 2 of Schedule 7;

     "ENCUMBRANCE" means in respect of any property, asset or right, any interest or equity of any person (including but without limitation any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, security interest, title retention or other security or third party agreement or arrangement of whatsover nature over or in that property, asset or right;

     "FRSs" means the financial reporting standards established by the Accounting Standards Board Limited;

     "GERMAN DEBT" means the sum of L1,386,809 owed to the Company by Sand GmbH in respect of inter-company loans made by the Company to Sand GmbH;

     "IDEMNITIES" means the specific indemnities set out in Clause 5.15 and each shall be an "INDEMNITY";

     "INTELLECTUAL PROPERTY RIGHTS" means all patents, registered designs, Know How (whether or not it is in writing or otherwise recorded), rights in trade secrets and Confidential Information; registered or unregistered trademarks, service marks and applications therefore and all other business names, brand names, devices, logos, get up and signs (and whether or not registered or applied for) with all the goodwill associated with or symbolised by any of the foregoing; all other inventions (whether or not capable of protection by patent or other form of registration); all copyright, rights in the nature of copyright, sui generis rights, design rights, semi-conductor topography rights, moral rights and all other like rights in all parts of the world whether present or vested future or contingent in any software, object code, source code, database (including extraction rights), interface, text, drawing, design, artwork, sound recording, film, video, photograph, mould, three dimensional artistic work or any other material, all registrations and pending registrations relating to any such rights and the benefit of any pending applications for any such registrations in each case which are successful; all reversions, extensions and renewals of such rights; and all accrued rights of action in relation to such rights (including the right to sue for and recover damages for past infringements);

     "IPR ASSIGNMENT" means the means the deed of assignment of certain Intellectual Property Rights from the Seller or members of the Seller's Group to the Company in the Agreed Form;

     "KNOW-HOW" means all unpatented technical and other information including inventions, discoveries, designs, models, techniques, processes and procedures, ideas, methods, concepts, formulae, specifications, flowcharts, procedures for experiments and tests and results of experimentation and testing; together with all common law or statutory rights protecting the same including by any action for breach of confidence and any similar or analogous rights to any of the foregoing whether arising or granted under the laws of England and Wales or any other jurisdiction;

     "LICENCE FEES" means the licence and maintenance fees of L1,191,694 due on Completion from the Company to the Seller's Group in relation to the Sand Software;

     "MANAGEMENT ACCOUNTS" means the unaudited management accounts of the Company comprising the balance sheet as at the Management Accounts Date and the profit and loss account for the 9-month period commencing on the day immediately following the Accounts Date and ending on the Management Accounts Date;

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     "MANAGEMENT ACCOUNTS DATE" means 30 April 2003;

     "MARKETING INFORMATION" means all information relating to the marketing of any products or services, including customer names and lists, sales targets, sales statistics, market share statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials;

     "NET ASSETS" means the aggregate value of all fixed and current assets of the Company less the aggregate value of all liabilities and provisions (including provisions relating to contingent liabilities required to be provided for pursuant to the relevant Accounting Requirements) and excluding any re-valuation of assets subsequent to the Accounts Date in respect of the Company as shown in the Completion Accounts as determined in accordance with Clause 4;

     "NOVATION AGREEMENTS" means the agreements in the Agreed Form between the Sand Clients, the Company and Sand UK relating to the novation of the Company's rights in respect of the contracts with the Sand Clients to Sand UK with such amendments as the Seller and the Purchaser shall agree to meet the requirements of the relevant Sand Client, such agreement not to be unreasonably withheld or delayed;

     "PROPERTIES" means the properties more particularly described in Schedule 2 to this agreement;

     "PURCHASER'S ACCOUNTANTS" means Ernst & Young of 7 Rolls Buildings, Fetter Lane, London EC4A 1NH;

     "PURCHASER'S SOLICITORS" means Davies Lavery of Victoria Court, 17-21 Ashford Road, Maidstone, Kent ME14 5FA;

     "PURCHASER WARRANTIES" means the warranties on the part of the Purchaser contained in Clause 5.2; and Schedule 6;

     "REGISTERED INTELLECTUAL PROPERTY" means all Intellectual Property Rights registered or applied for in the name of the Company and listed in Part 3 of Schedule 7;

     the "RETENTION ACCOUNT" means the interest bearing joint escrow account opened in the name of the Purchaser's Solicitors and the Seller's Solicitors with National Westminster Bank plc, 3 High Street, Maidstone, Kent ME14 1XU;

     "SAND CLIENTS" means DunnHumby Limited, First National Bank, First Data Europe Limited, Invesco Plc, Lynx Express Limited, SchlumbergerSema Group Plc and Surridge Dawson Limited, Zurich Financial Services, Lansing Linde, British Standards Institute and Woolworths;

     "SAND CLIENT CONTRACTS" means the contracts for the provision of maintenance and support services in connection with the Sand Software between the Company and the Sand Clients;

     "SAND STOCK OPTION PLANS" means the Seller's 1996 Stock Incentive Plan and 1996 Stock Option Plan;

     "SAND SOFTWARE" means the ODBC compliant database structure and software licensed to the Company by the Seller, which is used by the Company as the database for its CRM and customer intelligence software solutions;

     "SAND GmbH" means Sand Deutschland Technology GmbH registered in Germany whose principal place of business is at Chilehaus A, Fischertwiete 2, D-20095 Hamberg;

     "SAND IRELAND" means Sand Technology Ireland Limited Company Number: 314731 whose registered office is at 6 Fitzwilliam Square, Dublin DX11, Ireland;

     "SAND UK" means Sand Technology Limited, Company Number 04513443 whose registered office is at 7th Floor, Hillgate House, 26 Old Bailey, London EC4M 7HW;

                                  Page 6 of 48

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     "SEGMENTOR" means the software owned by the Company used for the purposes of database analysis and predictive modelling of database data;

     "SELLER" includes the successor and assigns of the Seller;

     "SELLER'S ACCOUNTANTS" means Deloitte & Touche of London North, Verlulam Point, Station Way, St Albans, Hertfordshire AL1 5HE;

     "SELLER'S GROUP" means the Seller, its subsidiary undertakings and associated companies from time to time, all of them and each of them as the context admits but excluding the Company;

     "SELLER'S SOLICITORS" means Osborne Clarke of Hillgate House, 26 Old Bailey, London EC4M 7HW;

     "SOFTWARE" means any and all computer programs in both source and object code form, including all modules, routines and sub-routines thereof and all source and other preparatory materials relating thereto, including use requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and including any manuals or other documentation relating thereto and computer generated works identified;

     "SSAPs" means the statements of standard accounting practice adopted by the Accounting Standards Board Limited;

     "STSI" means STSI Licensing LLC a limited liability company established under the laws of the State of New Jersey, USA, having its principal place of business of 555 Woodbridge Towers, Route 1 South, Iselin, New Jersey 08830 USA;

     "STSI SOFTWARE LICENCE AGREEMENT" means the licence and distribution agreement relating to the Sand Analytic Server software "Nucleus" entered into between STSI and the Company dated 10th March 1999 which was assigned to Sand Ireland on 21 February 2001;

     "TCGA 1992" means taxation of Chargeable Gains Act 1992;

     "TAXATION" or "TAX" shall have the meanings prescribed in the Tax Deed;

     "TAX DEED" means the Tax Deed in the Agreed Form;

     "TAXES ACT 1988" means Income and Corporation Taxes Act 1988;

     "UNREGISTERED INTELLECTUAL PROPERTY" means all intellectual property rights used by the Company but not registered in the name of the Company including, without limitation, those listed in Part 4 of Schedule 7;

     "VATA 1994" means the Value Added Tax Act 1994;

     "WARRANTIES" means the warranties on the part of the Seller contained in Clause 5.1 and Schedules 3, 4 and 5;

1.2 REFERENCES: Any reference, express or implied, to an enactment includes references to:

     1.2.1 that enactment as amended, extended or applied by or under any other enactment before or after this agreement;

     1.2.2 any enactment which that enactment re-enacts (with or without modification); and

     1.2.3 any subordinate legislation made (before or after this agreement) under any enactment, including one within (a) or (b) above.


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     provided that any such enactment or subordinate legislation does not increase the liability of the Seller under this agreement.

1.3 SELLER'S KNOWLEDGE: Where any statement is qualified by the expression "so far as the Seller is aware" or "to the best of the Seller's knowledge, information and belief" or any similar expression that the statement shall be deemed to be given after having made all reasonable enquiry of Duncan Painter and John Gulliver.

1.4 CONNECTED PERSONS: A person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act 1988.

1.5 PERSONS: Words denoting persons shall include bodies corporate and unincorporated associations of persons.

1.6  HEADINGS: The headings in this agreement do not affect its interpretation.

1.7 INDIVIDUALS: reference to an individual includes a reference to that individual's legal personal representatives, successors and permitted assigns.

1.8  OTHER REFERENCES: In this agreement a reference to:-

     (a) "WRITING" or "WRITTEN" includes faxes and any non-transitory form of visible reproduction or words but excludes electronic mail;

     (b) a "SUBSIDIARY" means a subsidiary within the meaning ascribed to such expression by sections 736 and 736A, of the Companies Act;

     (c) a "SUBSIDIARY UNDERTAKING" means a subsidiary undertaking within the meaning ascribed to such expression by section 258, of the Companies Act;

     (d) a "HOLDING COMPANY" means a holding company within the meaning ascribed to such expression by sections 736 and 736A of the Companies Act;

     (e) "GROUP COMPANY" means, in relation to any body corporate, any holding company of such a body or any subsidiary of a holding company of a body; and

     (f) a time of the day is to London time and references to a day are to a period of 24 hours running from midnight.

2.   SALE AND PURCHASE OF THE SHARES

2.1 SALE AND PURCHASE: On and with effect from the Completion Date, the Seller as legal and beneficial owner and with full title guarantee shall sell and the Purchaser shall purchase the Shares together with all rights of any nature attaching to them.

2.2 COVENANTS: The Seller and the Purchaser covenant with one another as follows:

     2.2.1 the Seller covenants that it has the right to sell and transfer the full legal and beneficial interest in the Shares to the Purchaser on the terms set out in this agreement;

     2.2.2 the Purchaser covenants that it has the right to purchase and acquire the Shares from the Seller according to the terms of this agreement; and

     2.2.3 that on or after Completion each will, at its cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the other party may from time to time require in order to give full effect to this agreement.

2.3 NO ENCUMBRANCES: The Shares shall be sold free from all liens, charges, equities and encumbrances and other rights whatsoever exercisable by third parties.

2.4 SIMULTANEOUS PURCHASE: The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this agreement.

2.5 PRE-EMPTION RIGHTS: The Seller waives any right of pre-emption or other restrictions in respect of the Shares whether conferred on it under the articles of association of the Company, by statute or otherwise and agrees to procure before Completion the irrevocable waiver of any


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     such right or restriction conferred on any other person.

3.   CONSIDERATION

3.1 CONSIDERATION: The consideration for the sale of the Shares shall (subject to adjustment pursuant to Clause 4.7) be the sum of L6,021,151 (the "CONSIDERATION"), which shall be satisfied in accordance with the provisions of this Clause 3 and Clause 4.

3.2  INITIAL CONSIDERATION: On Completion, the Purchaser shall pay:

     3.2.1 the sum of L5,521,151 (the "INITIAL CASH CONSIDERATION") to the Seller in cash in sterling to the client account of the Seller's Solicitors (Osborne Clarke Client Account at National Westminster Bank plc, at Bristol City Branch, 32 Corn Street, Bristol, BS99 7UG, account number 00708542, sort code 56 - 00 - 05) (the "SELLER'S SOLICITORS ACCOUNT"); and

     3.2.2 the Completion Accounts Retention (L500,000) to the Retention Account to be held on the terms of Schedule 9 of this agreement.

3.3 SELLER'S SOLICITORS RECEIPT: The Seller agrees that any sums due to the Seller pursuant to this agreement may be paid by the Purchaser to the Seller's Solicitors, whose receipt shall constitute a full discharge of the Purchaser's obligations to may any such payment.

4.   COMPLETION ACCOUNTS

4.1 PREPARATION OF COMPLETION ACCOUNTS: Without delay following Completion, the Purchaser shall procure the preparation of the Completion Accounts by the Company as at the close of business on the date of Completion. The Completion Accounts shall be submitted to the Seller's Accountants for audit within 45 days after Completion. The Seller shall procure the completion of the audit of the Completion Accounts by the Seller's Accountants within 31 days of the receipt of the same from the Company and shall thereupon deliver the audited Completion Accounts to the Purchaser and the Purchaser's Accountants for review within a further 14 days. The Purchaser shall pay the charges of the Purchaser's Accountants and the Seller shall pay the charges of the Seller's Accountants in respect of the preparation and/or audit of the Completion Accounts.

4.2 BASIS OF PREPARATION: The Completion Accounts shall be prepared using the accounting principles and practices used in the preparation of the Accounts.

4.3 DEEMED ACCEPTANCE: Unless within 14 days after receipt of the audited Completion Accounts pursuant to Clause 4.1 the Purchaser or the Purchaser's Accountants notify the Seller's Accountants in writing of any disagreement or difference of opinion relating to the Completion Accounts, the parties shall be deemed to have accepted such accounts as accurate.

4.4 NOTICE OF DISAGREEMENT: If within the period of 14 days referred to in Clause 4.3 the Purchaser or the Purchaser's Accountants notify the Seller's Accountants of any disagreement or difference of opinion relating to the calculation of the value of the Net Assets pursuant to the Completion Accounts ("NOTICE OF DISAGREEMENT") and if they are able to resolve such disagreement or difference of opinion within 14 days of the Notice of Disagreement, the parties shall be deemed to have accepted such accounts as accurate.

4.5 INDEPENDENT ACCOUNTANT: If the Seller's Accountants and the Purchaser's Accountants are unable to reach agreement within 14 days of the Notice of Disagreement, the matter in dispute shall be referred to the decision of an independent chartered accountant (the "Independent Accountant") to be appointed (in default of nomination by agreement between the Seller and the Purchaser) by the President for the time being of the Institute of Chartered Accountants in England and Wales.

4.6 EXPERT: The Independent Accountant shall act as an expert and not as an arbitrator, the Arbitration Act 1996 shall not apply and his decision shall (in the absence of manifest error) be final and binding on the Seller and the Purchaser for all the purposes of this agreement. The costs of the Independent Accountant shall be apportioned between the Seller and the Purchaser as the Independent Accountant shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Accountant.


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4.7  VARIATION OF CONSIDERATION: If and to the extent that the value of Net
     Assets (which for the avoidance of doubt shall include any negative number or deficit) as agreed or determined in accordance with this Clause 4 is:

     4.7.1 a sum LESS than L3,150,000 the amount of the Consideration shall be reduced by an amount equal to the amount of such shortfall (the "SHORTFALL") and the Purchaser shall be permitted to recover the Shortfall by the set-off of such amount, from the Completion Accounts Retention (together with interest accrued thereon) and the Seller shall, forthwith upon agreement or determination (pursuant to this Clause 4) that a Shortfall exists, instruct the Seller's Solicitors to release the Completion Accounts Retention (or the appropriate proportion thereof) (together with interest accrued thereon) to the Purchaser. If after setting-off against the Shortfall the Completion Accounts Retention (together with all interest accrued thereon), the Shortfall has not been paid in full, the Seller undertakes to pay any balance of any Shortfall that remains outstanding to the Purchaser in cash within 5 Business Days of agreement or determination of such Net Asset value; or

     4.7.2 a sum EQUAL TO OR GREATER THAN L3,150,000, the Purchaser shall within 5 Business Days of agreement or determination (pursuant to this Clause 4) of such Net Asset value instruct the Purchaser's Solicitors to release from the Retention Account the amount of the Completion Accounts Retention (together with interest accrued on such amount) to the Seller's Solicitors.

     The Seller's Solicitors are hereby irrevocably authorised to receive the above payments and their receipt therefor shall be a sufficient discharge to the Purchaser who shall not be concerned with the distribution thereof to the Seller or be answerable for the loss or misapplication thereof.

4.8 DEFAULT INTEREST: If any party fails to pay any sum under or in relation to this agreement on its due date then such defaulting party will pay interest on it until it is paid at the Default Rate. Any default interest payable must be paid monthly in arrears and if not paid will itself bear interest at the Default Rate.

5.   WARRANTIES AND SPECIFIC INDEMNITIES

5.1 WARRANTIES: The Seller warrants to the Purchaser at the date of this agreement that except as fairly disclosed to the Purchaser in the Disclosure Letter, each of the statements set out in Schedules 3, 4 and 5 is true and accurate and a matter shall be deemed to be fairly disclosed if disclosed with sufficient particulars to enable the Purchaser to reasonably assess the impact of the matter on the business of the Company.

5.2 PURCHASER WARRANTIES: The Purchaser warrants to the Seller that each of the statements set out in Schedule 6 is true and accurate in all material respects. The Purchaser is not actually aware of any matter which it actually knows constitutes a beach of Warranty or which would with the effluxion of time be likely to constitute a breach of Warranty (and for such purposes, the Purchaser's actual knowledge shall be the actual knowledge of Duncan Painter and/or John Gulliver or the actual knowledge of the Purchaser derived specifically from the contents of the legal, accounting and other due diligence reports prepared for it in connection with this transaction and on the basis that the Purchaser has actually read the said reports) and to the extent that it is proven that the Purchaser had such actual knowledge, it shall be prevented from bringing any such claim under the Warranties in respect of the matter to which such prior knowledge relates.

5.3 SEPARATE WARRANTIES: Each of the Warranties and Purchaser Warranties set out in the several paragraphs of each of Schedule 3, 4, 5 and 6 is separate and independent and except as expressly provided to the contrary in this agreement is not limited:

     5.3.1 by reference to any other paragraph of Schedules 3, 4, 5 and 6; or

     5.3.2 by anything in this agreement or, in the case of the Warranties, the Tax Deed.

     and without prejudice to the qualification of the Warranties by matters fairly disclosed in the

     Disclosure Letter or clause 5.2, none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Purchaser or any of its agents.

5.4 WAIVER BY SELLER: The Seller agrees with the Purchaser (as trustee for the Company) that, save in the case of fraud, dishonesty or wilful non-disclosure on the part of Duncan Painter and/or John Gulliver as the case may be (whereupon it is agreed that the Seller retains any rights or claims which it may have against Duncan Painter and/or John Gulliver in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by them in connection with the giving of the Warranties and the preparation of the Disclosure Letter), to waive any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company, its officers, employees or advisers in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

5.5 LIMITATIONS ON LIABILITY: In the absence of fraud or dishonesty on the part of the Seller or its agents or advisers, the liability of the Seller in respect of the Warranties (except in relation to a Warranty relating to Tax);

     5.5.1 shall not arise except to the extent that the amount agreed or finally determined in respect of all claims under the Warranties exceeds L275,000 (two hundred and seventy five thousand pounds) in which event the Seller shall be liable in respect of the full amount of such claims and not merely for the excess PROVIDED THAT such limitation shall not apply to any claim under those of the Warranties contained in Schedules 3 (Title Warranties) and Schedule 5 (Tax Warranties);

     5.5.2 shall not arise in respect of any single claim under the Warranties which does not exceed L5,000;

     5.5.3 shall not exceed L9,080,000; and

     5.5.4 shall terminate:

           5.5.4.1 on the date six years and six months from Completion in respect of those matters set out in Schedule 5 (Tax Warranties); and

           5.5.4.2 on the date 18 months following Completion in respect of all Warranties contained in Schedule 4 (Commercial Warranties);

           except in respect of any claim under the Warranties of which valid notice in writing is given to the Seller in accordance with this agreement before that date giving reasonable details of any such claim and the Purchaser's reasonable estimate of the amount of such claim and proceedings in respect of the same shall have been commenced by being issued and served on the Seller within 6 months after such date of notification, but in relation to those Warranties set out in Schedule 3 (Title Warranties):

           (i) the limitations set out in Clauses 5.5.1 to 5.5.4 above shall not apply; and

           (ii) nothing in the Disclosure Letter shall qualify or limit their scope.

5.6 OTHER LIMITATIONS: The Seller shall not be liable for any Claim to the extent that such liability arises or is increased:

     5.6.1 as a result of a change in the law or in the generally accepted understanding or interpretation of any law after the date of execution of this agreement; or

     5.6.2 as a result of any change in the accounting bases, policies or practices or in the accounting reference date of the Company (other than in order to comply with generally accepted accounting principles in the United Kingdom); or

     5.6.3 to the extent that the claim would not have risen but for anything voluntarily done or omitted to be done after Completion (other than in the ordinary course of business of the Company) by the Purchaser or the Company or any of their respective agents, assignees or other successors in title; or

     5.6.4 it would not have arisen or would have been reduced or eliminated but for any claim, election, surrender or disclaimer made or notice or consent given or any other thing done after Completion by the Company or the Purchaser or any person connected with them other than any claim, election, surrender or disclaimer which has been assumed to have been made for the purposes of the Completion Accounts;

     5.6.5 it arises or is increased by a failure of the Purchaser or the Company to comply with their respecive obligations under this agreement;

     5.6.6 it has been or is made good or is otherwise compensated for without cost to the Purchaser or the Company;

     5.6.7 the same is expressly provided for, contained in or noted in the Completion Accounts;

     5.6.8 it is based on a claim which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable provided that this clause will not operate to avoid a claim for a contingent liability where written notice is given within the applicable time limit expressed in Clause 5.5; or

     5.6.9 the loss in respect of which the Claim is made is recovered under an insurance policy of the Company in force on the date of such loss.

5.7  NOTIFICATION: the Purchaser shall notify the Seller in writing of:

     5.7.1 any claim made against it by a third party which may give rise to a Claim; and

     5.7.2 any claim the Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Claim.

5.8 CONDUCT OF CLAIMS: Where the Purchaser or the Company has any claim against any third party in relation to any matter in respect of which there shall have been a Claim or where the Purchaser or the company received any claim from a third party which may result in the Purchaser having a Claim, the Seller shall be entitled to take any action and require the Purchaser and the Company to take any action they may reasonably request to prosecute or resist such claim as the case may be in the name of the Purchaser or the Company (as appropriate) and the Purchaser shall and shall procure that the Company shall give the Seller all co-operation access and assistance for the purpose of considering, prosecuting or resisting as the case may be such claim as they may reasonably require (save for legally privileged information or which relates to the merits of any Claim against the Seller) PROVIDED THAT:

     5.8.1 the Seller shall indemnify and secure the Purchaser and the Company to their reasonable satisfaction against all and any liability, losses and expenses arising from any action taken by the Seller or any action or omission which the Seller requires the Purchaser or the Company to take or not to take (as the case may be) pursuant to this Clause 5.8; and

     5.8.2 in no circumstances shall the Purchaser or the Company be required to take any action or omit to take any action which in their reasonable opinion will or may have a material adverse effect on the business and/or reputation of the Company.

5.9 ACCESS: the Purchaser shall provide and shall procure that the Company provides to the Seller and the Seller's professional advisers reasonable access to premises and personnel during normal business hours and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Claim and enabling the Seller to take the action referred to in Clause 5.8 (Conduct of claims) and shall allow the Seller and their advisers to take copies of any relevant documents or records at their expense.

5.10 NO DOUBLE RECOVERY: the liability of the Seller under the Warranties shall be reduced if and to the extent that the loss shall have been recovered under the Tax Deed or the Indemnities (and vice versa).

5.11 RECOVERY FROM THIRD PARTIES: If the Seller make any payment to the Purchaser or the Company in relation to any Claim and the Purchaser or the Company subsequently receives or is entitled to recover from a third party (incuding any tax authority) any amount referable to or any benefit which would not have been received but for the circumstances giving rise to the subject matter of such claim then the purchaser or the Company shall take all appropriate steps to enforce that recovery (to the extent only supported by a legal opinion of a reputable law firm or Counsel of at least 10 years post qualification), and once it has received such amount or benefit, immediately repay or procure the repayment to the Seller of either the amount of such receipt or if lesser the amount paid by the Seller, less all costs reasonable incurred by the Purchaser or the Company in recovering the same.

5.12 REMEDIAL ACTION: Where the subject matter of the Claim is capable of remedy, the Seller shall not be liable for such Claim if the breach or default is remedied by the Seller and at their cost within 30 days or receipt by them of the notification of such Claim.

5.13 DUTY OF MITIGATION: Nothing in this agreement shall affect any duty, which the Purchaser has under common law to mitigate its loss.

5.14 REDUCTION IN CONSIDERATION: Any payment made by the Seller in respect of a breach of the Warranties or a liability under the Tax Deed shall be deemed to be a reduction in the Consideration.

5.15 SPECIFIC INDEMNITIES: The Seller hereby agrees on demand to:

     5.15.1 indemnify the Purchaser and the Company in respect of any indebtedness of the Company to any member of the Seller's Group in the form of borrowed monies existing as at the date of Completion, save in respect of licence and maintenance fees which may become due and payable in respect of the sale of Sand Software in the financial quarter ending 31 July 2003; or

     5.15.2 meet any claim by any past or present client of the Company against the Company which arises at any time as a direct result of any warranty or representation made prior to Completion by the Seller, its subsidiaries, officers or employees to any client of the Company relating to, the functionality of the Sand Software; or

     5.15.3 meet any claim against the Company that arises in respect of the Sand Clients Contracts, including without limitation, any claim arising from the Sands Client Contract entered into with First National Bank.

5.16 NO LIMITATIONS: For the avoidance of doubt, the limitations of liability of the Seller set out in clauses 5.5.1, 5.5.2, 5.5.4, 5.6.1 and 5.6.2 above shall not apply to any liability arising pursuant to clause 5.15.

6.   COMPLETION AND POST COMPLETION OBLIGATIONS

6.1 COMPLETION: Completion shall take place at the offices of the Purchaser's Solicitors immediately after the signature of this agreement.

6.2  SELLER'S OBLIGATIONS: At Completion the Seller shall procure:

     6.2.1 the delivery to the Purchaser of:

           i. a duly executed transfer in favour of the Purchaser or its nominee(s) of all the Shares;

           ii. the share certificate(s) representing the Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing);

           iii. the certificate of incorporation, common seal, minute books, statutory registers and share certificate books of the Company (to the extent not held by the Company);

           iv.  the Tax Deed duly executed by the Seller and the Company;

           v.   a duly executed copy of the Consultancy Agreement;

           vi. the resignations of Georges Dube and Arthur Ritchie as directors and of Hillgate Secretarial Limited as the secretary of the Company, in each case acknowledging under seal that he has no claim against the Company whether for loss of office or otherwise (to the extent already not resigned at Completion);

          vii. all leases and other documents relating to the Properties (to the extent not held by the Company);

         viii. to the extent not in the possession of the Company, all licences, consents, permits and authorisations obtained by or issued to the Company or any other person in connection with the Business;

          ix. copies of all bank mandates of the Company together with appropriate forms to amend the mandate in respect of each bank account maintained by the Company;

          x.   a duly executed copy of the Deed of Non-Indebtedness;

          xi.  a duly executed copy of the Deed of Addendum;

          xii. a duly executed copy of the IPR Assignment, and

          xiii. a duly executed copy of the Deed of Termination.

     6.2.2 that a board meeting of the Company is held at which it is resolved that:

           (i) such persons as the Purchaser nominates are appointed as additional directors and as the secretary of the Company;

          (ii) its registered office is changed to 4th City Gateway, Victoria Square, St Albans, Hertfordshire AL1 3TF;

         (iii) the transfers referred to in Clause 6.2.1(i) above (subject only to their being duly stamped) are approved for registration; and

           (v) its bank mandates are revised in such manner as the Purchaser requires.

6.3 PURCHASER'S OBLIGATIONS: Upon completion of all the matter referred to in Clause 8.2 above the Purchaser shall:

     6.3.1 pay the Initial Cash Consideration to the Seller;

     6.3.2 pay the Completion Accounts Retention into the Retention Account;

     6.3.3 deliver or procure delivery of duly executed counterparts of the Tax Deed, Deed of Addendum, the Consultancy Agreement, the Deed of Termination and the IPR Assignment;

     6.3.4 procure that the Company repays the Company Debt to the Seller by transferring an amount in pounds sterling equal to such debt to the Seller's Solicitors Account;

     6.3.5 procure that the Company make the Royalty Payment to Sand Ireland by paying an amount in pounds sterling equal to the Royalty Payment to the Seller's Solicitors Account;

6.4 SAND GmbH: Upon completion of the matters referred to in Clause 6.3 above the Seller will procure repayment of the Sand GmbH Debt to the Company.

6.5 RESCISSION: If for any reason the provisions of Clause 6.2 or 6.3 above are not fully complied with the Purchaser in the case where the Seller has not complied with the provisions of clause 6.2 and the Seller in the case where the Purchaser has not complied with the provisions of clause 6.3 may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or the fix a new date for Completion (which shall be no later than 28 days from the date set originally for completion).

6.6 NOVATION AGREEMENTS: The parties undertakes with effect from Completion to use all reasonable endeavors to procure the novation of all the Sand
     Client Contracts from the Company to Sand UK and to procure execution of the Novation Agreements in respect thereof and subject always to Clause 6.7, the parties agree that the following provisions shall apply in respect of the Sand Client Contracts:

     6.6.1 unless and until any such Sand Client Contract shall be novated in accordance with the Novation Agreements the Purchaser shall procure that the Company shall hold such Sand Client Contract on trust for the Seller or Sand UK (as appropriate) and Sand UK shall become entitled to the benefits of the Company under the Sand Client Contracts and the Seller shall procure that Sand UK shall perform all the obligations of the Company under such Sand Client Contract as the Company's sub-contractor;

     6.6.2 unless and until any such Sand Client Contract shall be novated the Purchaser shall procure that the Company will (so far as it lawfully may) give all such assistance to the Seller or Sand UK, at the Seller's cost, as the Seller or Sand UK may reasonably require to enable the Seller or Sand UK to enforce its rights its rights under such Sand Client Contract and will provide access to all relevant books, documents and other information in relation to such Sand Client Contract as the Seller/Sand UK may reasonably require from time to time.

     6.6.3 to the extent that any payment is made to the Purchaser or the Company in respect of the Sand Client Contracts on or after Completion the Purchaser and/or Company shall receive the same as trustee, shall record such payment separately in its books and shall account to the Seller or Sand UK for the same within 10 Business Days of receipt.

6.7 SAND CLIENT CONTRACT WITH SCHLUMBERGERSEMA GROUP PLC: The parties agree that notwithstanding the provisions of Clause 6.6 (in particular sub-clause 6.6.3), until such time as the Sand Client Contract with SchlumbergerSema Group plc ("SEMA") (the "SEMA CONTRACT") is novated to the Seller pursuant to a Novation Agreeement, any and all licence fees payable by Sema thereunder shall accrue for the benefit of the Company and any and all maintenance fees payable by Sema thereunder shall accrue for the benefit of the Seller and it is further agreed that on the actual date of novation of the Sema Contract, the Seller shall pay forthwith to the Company a sum equal to the balance of the licence fees due under the Sema Contract to the Company but after deduction of any sum representing deferred revenue in respect of future maintenance obligations to be assumed by the Seller under the Sema Contract by reason of such novation. In the event of dispute as to any sums owed pursuant to this Clause, the decison of the auditors for the time being of the Company (acting as an expert and not an arbitrator) shall be binding on the parties save in the event of manifest error.

6.8 ADJUSTING PAYMENTS: Forthwith upon the novation of any Sand Client Contract (other than the Sema Contract) pursuant to Clause 6.6, the parties agree that:

     6.8.1 where any prepayment has been made by the relevant Sand Client to the Company in respect of services to be provided under the relevant Sand Contract after the date of novation, an amount equal to such prepayment shall be paid by the Company to the Seller; and

     6.8.2 where any licence revenue due to the Company under the relevant Sand Contract is outstanding at the date of novation of the relevant Sand Contract, and amount equal to such licence revenue shall be paid by the Seller to the Company.

6.9 PARENT GUARANTEES: The Purchaser shall use all reasonable endeavors (short of actual payment) to procure the release of any company in the Seller's Group from any guarantee, suretyship, indemnity, bonding liability or similar contingent liability forthwith of being notified of the same or otherwise becoming aware of it (and for such purposes the fair disclosure of any guarantee in the Disclosure Letter shall constitute notification of the same on Completion) and shall indemnify each member of the Seller's Group against all liability arising after Completion (except in relation to facts or circumstances existing prior to Completion) in respect thereof.

7.   PROTECTIVE COVENANTS

7.1 COVENANTS: As further consideration for the Purchaser agreeing to purchase the Shares and with the intent of securing to the Purchaser the full benefit and value of the goodwill and connections of the Company and as an essential part of the agreement for the purchase and sale of the Shares, the Seller covenants and undertakes for itself and on behalf of each of the companies in the Seller's Group (other than the Company) to and with the Purchaser (for itself and as trustee for the Company), that it and each of the companies in the Seller's Group (other than the Company), shall not, whether by itself, through its employees or agents or otherwise and whether on its own behalf or on behalf of any person, directly or indirectly:

     7.1.1 for a period of 3 years from Completion, so as to compete with the Business, be concerned in any business carrying on business with the United Kingdom which is competitive or likely to be competitive with the Business except for business carried on through those distributors, agents, re-sellers and indirect channels specified in
           Schedule 8 SAVE THAT if after the third anniversary of the date of Completion, licence fees payable under the STSI Software Licence Agreement (as amended by the Deed of Addendum) shall have increased in value at the average rate of ten (10) per cent per annum for each of the first three years following Completion, the period of this covenant shall be increased by a further two (2) years; or

     7.1.2 for a period of 3 years from Completion, appoint any distributor, agent or re-seller of Sand Software for the uses licensed to the Company pursuant to the STSI Software Licence Agreement (as amended by the Deed of Addendum) for the United Kingdom, other than those distributors, agents or re-sellers and indirect channels listed in
           Schedule 8; or

     7.1.3 for a period of 3 years from Completion, induce or attempt to induce any supplier of the Company who has supplied services to the Company during the period of up to 12 months prior to the date of Completion, to cease to supply, or to restrict or vary the terms of supply, to the Company; or

     7.1.4 for a period of 3 years from Completion shall not solicit or entice away or endeavour to solicit or entice away any employee of the Company occupying a senior or managerial or software development position and likely to be in possession of confidential information relating to the Company or able to influence customer relationships or connections of the Company.

     7.1.5 at any time after Completion, make use of or (except as required by law or any competent regulatory body) disclose or divulge to any third party any information of a secret or confidential nature relating to the business or affairs of the Company or its customers or suppliers, unless ordered to do so by a court of competent jursidiction; or

     7.1.6 at any time after Completion, use or (insofar as it can reasonably do so) allow to be used (except by the Company) any Business Name, Domain Name, e-mail address or product name used by the Company at Completion or any other name intended or likely to be confused with such name(s) or address.

7.2  DEFINITIONS: For the purpose of Clause 7.1 above:

     7.2.1 a Seller is concerned in a business if it carries it on as principal or agent, directly or indirectly (including, without limitation, through a director or officer or employee of the Seller or of any member of the Seller's Group (excluding the Company)) or if:

          (i) it is a partner, director, consultant or agent in, of or to any person who carries on the business; or

          (ii) it has any direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business; or

          (iii) it is partner, director, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder or otherwise) in any person who carried on the business disregarding any financial interest of a person in securities which are listed on the London Stock Exchange or traded on a recognised investment exchange or overseas investment exchange (as such term is defined in the Financial Services and Markets Act 2000) if that person, the Seller and any person connected with him or them are interested in securities which amount to less than 5 per cent. of the voting rights (if any) attaching to the issued securities of that class; and

7.2.2 references to a Company include its successors in business.

7.3 PURCHASER COVENANTS: in consideration of the Seller agreeing to sell the Shares to the Purchaser the Purchaser covenants with the Seller (for itself and on behalf of Sand UK) that it will not and will procure that its subsidiaries will not for a period of 3 years from Completion solicit or entice away or endeavour to solicit or entice away any employee of the Seller or Sand UK occupying a senior managerial or software development position and likely to be in possession of confidential information relating to the Seller or Sand UK or able to influence customer relationships or connections of the Seller or Sand UK.

7.4 INDEPENDENCE OF UNDERTAKINGS: Each of the restrictions contained in Clause 7.1 above shall be enforceable by the Purchaser independently of each of the others as an entirely separable and severable undertaking.

7.5 SEVERABILITY: The parties acknowledge and agree that the above provisions of this Clause 7 are considered by the parties to be fair and reasonable, having regard in particular to the necessity to protect the goodwill, secrets and customer connections of their businesses and the amount of the consideration payable by the Purchaser pursuant to this agreement, if it should be found by any competent court that any of such restrictions is void or unenforceable for any reason and if by altering or deleting part of the wording or substituting shorter periods of time or a different geographical limit or more restricted ranges of activities it would not be void or unenforceable, then there shall be made such alteration or deletion or be submitted such next less extensive periods and/or limits and/or activities as shall render the relevant restriction valid and enforceable.

7.5 THIRD PARTY RIGHTS: The undertakings in Clause 7.1 shall be given to the Purchaser for itself and as trustee of the Company and the undertaking in clause 7.3 shall be given to the Seller for itself and as trustee of Sand UK. The Company may enforce the terms of Clause 7.1 against the Seller under the Contracts (Rights of Third Parties) Act 1999 and Sand UK may enforce the terms of clause 7.3 against the Purchaser under the Contracts (Rights of Third Parties) Act 1999.

8    ANNOUNCEMENTS

     No party shall make or permit any person connected with him to make any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion except as required by law or any competent regulatory body or with the written approval of the other parties, such approval not to be unreasonably withheld or delayed. The restrictions in this Clause 8 shall apply without limit of time.

9    NOTICES

9.1 NOTICES: Any notice or other communication to be served or given under this agreement shall be in writing and signed on behalf of the party giving it and shall be delivered or sent by first class pre-paid recorded delivery or registered post or by fax to the party to be served at his address appearing in this agreement or at such other address as it may have notified to the other parties in accordance with this clause.

     SELLER

     FAO Gilles Therrien, CA
     Vice-President and Chief Executive Officer

     Sand Technology inc.
     215, Redfern, Suite 410
     Westmount, Quebec
     H3Z 3L5
     Tel.: (514) 906-4179
     Fax:  (514) 906-4171

     WITH COPIES

     FAO Simon Fielder

     Osborne Clarke, Hillgate House, 26 Old Bailey, London EC4M 7HW

     FAX NUMBER 0207 809 1021

     AND

     FAO Georges Dube

     Lavery, de Billy
     1 Place Ville Marie
     Suite 4000
     Montreal, Quebec
     Canada H3B 4M4
     Tel.: (514) 877-2989
     Fax:  (514) 871-8977

     PURCHASER

     FAO Duncan Painter

     ADDRESS FOR SERVICE 4th Floor, City Gateway, St Albans, Hertfordshire
                         AL1 3TF

     FAX NUMBER 01727 890501

9.2  DEEMED SERVICE: Any notice or document shall be deemed to have been served:

     9.2.1. if delivered by messenger, at the time of delivery as indicated in the record of the messenger service; or

     9.2.2 if posted, at 10.00am on the second business day after it was put into the post; or

     9.2.3 if sent by fax on a Business Day, at the time of transaction or if not sent on a Business Day on the Business Day following the day of transmission.

9.3 PROOF OF SERVICE: In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the fax message was properly addressed and despatched as the case may be.

9.4 NO ELECTRONIC SERVICE: Any notice or communication given under this agreement shall not be validly service if sent by e-mail.

10   GENERAL

10.1 SURVIVAL OF OBLIGATIONS: Each of the obligations, Warranties, Purchaser Warranties, Indemnities and undertakings set out in this agreement which is not fully performed at Completion will continue in full force and effect after Completion.

10.2 NO ASSIGNMENT: None of the rights or obligations of the Seller under this agreement may be assigned or transferred. None of the rights or obligations of the Purchaser under this agreement may be assigned or transferred without the prior written consent of the Seller, such consent shall be deemed to be given in respect of a transfer or assignment to
     (i) a company which is a member of the Purchaser's Group and for these purposes the Purchaser's Group means the Purchaser, any holding company of the Purchaser, and any subsidiary of the Purchaser or such holding company or (ii) any funder (debt or equity) which has provided funds to the Purchaser in connection with the acquisition contemplated hereby. Provided in the case of (i) above, if the assignee or the transferee ceases to be a member of the Purchaser's Group they shall re-assign or transfer the rights under this agreement to the Purchaser.

10.3 RELEASES: Either party may release or compromise in whole or in part the liability of the other under this agreement or grant any time or other indulgence without affecting any other liability of the other under this agreement.

10.4 COSTS: Each party shall pay the costs and expenses incurred by him in connection with the entering into and completion of this agreement. The Purchaser shall be liable in for any stamp duty payable in respect of the transfer of the Shares to it pursuant to this agreement.

10.5 COUNTERPARTS: This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

10.6 THIRD PARTY RIGHTS: Except as provided in Clause 7.5 and for the indemnity under clause 6.6, the terms of this agreement may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

10.7 AMENDMENT: No amendment or variation to this agreement or any of the documents referred to in it shall be effective unless in writing and signed by or on behalf of each of the parties.

10.8 TIME OF THE ESSENCE: Time is of the essence as regard every obligation of any party under this agreement.

10.9 SAND STOCK OPTION: The Seller undertakes to the Purchaser to take all actions necessary to enable all those employees of the Company as at the date of Completion who are entitled to exercise options for Class A Common Shares in the share capital of the Seller to continue to be so entitled to exercise such options under the terms of the Sand Stock Option Plans notwithstanding their ceasing to be employed by the Seller's Group provided that such options shall lapse on such individuals ceasing to be employees of the Purchaser or the Company (as the case may be).

10.10 ACCESS TO INFORMATION: The Seller undertakes to provide all reasonable assistance, reasonably requested by the Purchaser for the provision of and/or access to information (at the cost of the Purchaser) that may be retained by the Seller and which information relates to the Company.

11   WHOLE AGREEMENT

     This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions and the only remedies available to the parties shall be those under this agreement. The Purchaser acknowledges that it has entered into this agreement in reliance only upon the terms specifically contained or incorporated in this agreement and save as expressly set out in this agreement the Seller shall have no liability in respect of any other representation, warranty or promise made prior to the date of this agreement unless it was made fraudulently.

12   GOVERNING LAW

12.1 GOVERNING LAW: This agreement is governed by and shall be construed in accordance with English law.

12.2 JURISDICTION: The Seller submits to the exclusive jurisdiction of the English courts for all purposes relating to this agreement and irrevocably appoints Sand UK as its agent for service of process and acknowledges and agrees that Sand UK is duly authorised to receive the same on the Seller's behalf.

AS WITNESS the duly authorised officer of each of the Seller and the Purchaser on the date which appears first on page 1.

                                   SCHEDULE 1

                           PARTICULARS OF THE COMPANY




Registered number:            3644914

Registered office:            7th Floor, Hillgate House, 26 Old Bailey, London EC4M 7HW

Date and place of
incorporation:                6th October 1998, England and Wales

Directors:                    Georges Dube, Duncan Painter, John Keith Gulliver and Arthur Ritchie

Secretary:                    Hillgate Secretarial Limited

VAT number:                   731919819

Accounting reference date:    31 July

Auditors:                     Deloitte & Touche

                                   SCHEDULE 2

                                 THE PROPERTIES



Description           Landlord          Tenant          Term                 Rent                Rent Review            Present use
------------------------------------------------------------------------------------------------------------------------------------
Underlease of         Computer          the Company     6 years from 28th    L57,840.50 p.a.     17 March 2003,         Offices
4th Floor,            Associates UK     (Undertenant)   August 2001                             (not yet taken
The Platinum Centre,  Limited                           Expiry 11                                place)
City Gateway,                                           December 2007
St. Albans,           (Ultimate
Hertfordshire         Landlord under
                      head lease:
                      Allied Dunbar
                      Assurance plc)
------------------------------------------------------------------------------------------------------------------------------------
Underlease of Part    Computer          the Company     4 3/4 years, from    L152,329 p.a.        17 March 2003,         Offices
2nd Floor,            Associates UK     (Undertenant)   14th March 2003                           (not yet taken
The Platinum Centre   Limited                           Expiry 11                                 place)
City Gateway,                                           December 2007
St. Albans,           (Ultimate
Hertfordshire         Landlord under
                      head lease:
                      Allied Dunbar
                      Assurance plc)
------------------------------------------------------------------------------------------------------------------------------------
17th Floor of the     Cheltenham        the Company     6 months from 1      L1057 per            None                   Offices
Animation Block,      Film Studios                      June 2003            month plus VAT
Cheltenham Film       Limited                           Expiry 1
Studios, Arie Court                                     December 2003
Hatherley Lane,
Cheltenham,
GL51 6PN
------------------------------------------------------------------------------------------------------------------------------------
Office 102,           Regus (UK)        the Company     1 August 2002 to     Until 31 July        None during initial    Offices
Thorpe Business Park, Limited                           31 July 2003         2003 the rent is     term but if
1200 Century Way,                                       Either party can     L1260 plus VAT       agreement
Colton, Leeds                                           terminate at 31      per month and        continues then an
LS15 8ZA                                                July 2004            additionally L30     increase to market
                                                                             each per month       price
                                                                             (for 2 car-
                                                                             parking space)
                                                                             From 1 August 2003
                                                                             the rent will be
                                                                             L1350 plus VAT per
                                                                             month and additionally
                                                                             L30 each per month
                                                                             (for 2 parking spaces)
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 3

                                TITLE WARRANTIES

1 The Seller has full power and authority to enter into and perform this agreement and the Tax Deed and this agreement and the Tax Deed when executed will constitute binding obligations on the Seller in accordance with their respective terms.

2 The Seller is the registered holder of and is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares free from all encumbrances on the terms of this agreement, without the consent of any person.

3 The Seller is entitled to sell and transfer the Shares to the Purchaser with full title guarantee.

4 The Shares constitute the whole of the issued and allotted share capital of the Company and are fully paid or credited as fully paid.

5 There is not, nor is there any agreement or arrangement to create, any encumbrance on, over or affecting any of the Shares and no claim has been made by any person to be entitled to any of the foregoing.

                                   SCHEDULE 4

                             COMMERCIAL WARRANTIES

1     FURTHER DEFINITIONS

      In this Agreement unless the context requires otherwise:

      "HARDWARE" means any and all computer, telecommunications and network equipment;

      "INTELLECTUAL PROPERTY AGREEMENTS" means all agreements or arrangements entered into by the Seller or any member of the Seller's Group (other than the Company) relating to the Intellectual Property Rights of the Company, all of which (if any) are listed in the Disclosure Letter;

      "IT CONTRACTS" means any agreements or arrangements with third parties relating to IT Systems or IT Services, including all hire purchase or procurement contracts or leases of Hardware owned or used by the Company and all licences of Software owned or used by the Company;

      "IT SERVICES" means any services relating to the IT Systems or to any other aspect of the Company's data processing or data transfer requirements, including facilities management, bureau services, hardware maintenance, software development or support, consultancy, source code deposit, recovery and network services;

      "IT SYSTEMS" means Hardware and/or Software owned or used by the Company and any plant, machinery, equipment or control system in which any computer program is embedded or used by the Company in or in connection with the Business;

      REFERENCES IN THIS SCHEDULE 4 TO THE "SELLER" SHALL BE DEEMED TO INCLUDE REFERENCES TO ANY AND ALL MEMBERS OF THE SELLER'S GROUP OTHER THAN THE COMPANY.

2     THE SELLER

2.1   OTHER INTERESTS

2.1.1 The Seller is not individually, collectively or with any other person or persons interested in any way in any Intellectual Property Rights owned or used by the Company, including, without limitation, the Company Software.

2.1.2 The Seller has no ownership in or right or licence to use the Company Software.

2.2   LOANS AND DEBTS

      There will not immediately following Completion be:

      (a) any indebtedness or other liability (actual or contingent) owing by the Seller to the Company;

      (b) any indebtedness or other liability (actual or contingent) owing by the Company to the Seller; and

      (c) any guarantee or security for any such indebtedness or liability as aforesaid.

2.3   FEES AND COMMISSIONS

      Neither the Company nor the Seller has entered into any contract or arrangement whereby any person is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this agreement.

2.4   ARM'S LENGTH ARRANGEMENTS

      There is not outstanding, and there has not at any time since the Company's incorporation been outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party and in which the Seller or former director of the Company (who is or was also a director of the Seller) is or has been interested whether directly or indirectly.

3.   CORPORATE

3.1 There are no agreements or arrangement in force, other than this agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company

3.2 The register of members and other statutory books of the Company have been properly kept and contain an accurate complete record of the matters with which they should deal; and no notice or allegation, that any of them is incorrect or should be rectified, has been received by the Seller or the Company secretary.

3.3 All returns, particulars, resolutions and documents required to be filed with the Registrar of Companies in respect of the Company have been duly filed and were correct.

3.4 Full compliance has been made with all provisions of the Companies Act and all other legal requirements in connection with the formation of the Company, any allotment, issue, increase or redemption of shares or other securities in the Company, any reduction of the authorised or issued share capital of the Company, any amendment to the memorandum or articles of association of the Company, the passing of any resolutions by the Company and the payment of all dividends by the Company.

3.5 The Company does not own (and to the best of the Seller's knowledge has never agreed to own) any shares or debentures on the capital of, nor does it have (nor has it ever agreed to have) any beneficial interest or control over, any other company or business.

4    ACCOUNTS

4.1  THE ACCOUNTS

     4.1.1 The Accounts have been prepared in accordance with the historical cost convention.

     4.1.2 The bases and policies of accounting, adopted for the purpose of preparing the Accounts, are the same as those adopted in preparing the audited accounts of the Company in respect of the three last preceding financial years.

     4.1.3 The Accounts:

          (a) give a true and fair view of the assets and liabilities and state of affairs of the Company at the Accounts Date and of its profits for the financial year ended on such date;

          (b) were prepared in accordance with and comply with the requirements of the Companies Act at the date of publication;

          (c) were prepared in accordance with and comply with all Accounting Requirements relevant at the time of their preparation;

4.2  THE MANAGEMENT ACCOUNTS

     The Management Accounts have been carefully prepared on a basis consistent with the Accounts and fairly reflect the trading position of the Company as at their date and for the period to which they relate.

4.3  BOOKS AND RECORDS

     To the best of the Seller's knowledge all the accounts, books, ledgers and financial records of whatsoever kind of the Company (including all invoices and other records required for VAT purposes):

     (a)  are in the possession of the Company;

     (b)  have been properly and accurately kept and completed;

     (c)  do not contain any material inaccuracies or discrepancies of any kind;

     and no notice or allegation that any of the same is incorrect or should be revised has been received by the Seller.

4.4  CAPITAL COMMITMENTS AND ASSETS

     Since the Accounts Date, the Seller has not required the Company to commit to any capital commitments individually in excess of L5,000 and in aggregate of L25,000 nor required the Company to agree to make any capital expenditure individually in excess of L5,000 and in aggregate in excess of L25,000, nor required the Company to incur or agree to incur any capital commitments in such proportions.

4.5  DIVIDENDS AND DISTRIBUTIONS

     4.5.1 Since the Accounts Date no dividend or other distribution (as defined in Taxes Act 1988 Part III and section 418) has been, or is treated as having been declared, paid or made by the Company.

     4.5.2 All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with the Articles of Association of the Company and the applicable provisions of the Companies Act.

5    TRADING

5.1  SINCE THE ACCOUNTS DATE

     5.1.1 Since the Accounts Date:

     (a) the Company has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise);

     (b) the Company (including any class of its members) has not passed any resolution whether in general meeting or otherwise;

     (c) neither the Seller nor to the best of the Seller's knowledge the Company has prejudiced the Company's goodwill by doing or omitting to do anything;

     (d) the Company has to the best of the Seller's knowledge paid its creditors in accordance with their respective credit terms and there are no amounts owing by the Company which have been due for more than six weeks;

     (e)  the Company has carried on its business in the ordinary course;

     (f) the Company has not acquired or agreed to acquire or dispose of or agreed to dispose of any asset other than (i) in the ordinary course of trading or (ii) for a consideration which in the case of a disposal is less than open market value or in the case of an acquisition is more than open market value;

     (g) the Company has not assumed or incurred or agreed to assume or incur any liability, obligation or commitment otherwise than in the ordinary course of trading;

     (h) to the best of the Seller's knowledge there has been no material increase in the levels of debtors or creditors or in the average collection or payment periods for debtors and creditors of the Company as derived from the Accounts.

5.2   CONDUCT OF BUSINESS

5.2.1 The Company has at all times carried on business and conducted its affairs in all material respects in accordance with its Memorandum and Articles of Association.

5.2.2 To the best of the Seller's knowledge the Company is empowered and duly qualified to carry on business in all jursidictions in which it now carries on business.

5.2.3 The Company is conducting its business in all material respects in accordance with all applicable laws and regulations, whether of the United Kingdom or such other jurisdictions in which it carries out its business at the date of Completion.

5.3  REPORTS BY FINANCIAL OR MANAGEMENT CONSULTANTS

     Neither the Seller nor the Company has commissioned any reports concerning the Company by financial or management consultants within the period of three years prior to the date of execution of this agreement.

5.4  MANAGEMENT AGREEMENTS

     There are no arrangements or understandings (whether legally enforceable or not) between the Company and the Seller relating to the management of the Company's business, or the appointment or removal of directors of the Company, or the ownership or transfer of ownership or the letting of any of the assets of the Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from the Company.

5.5   LITIGATION AND DISPUTES

5.5.1 The Company is not engaged in any litigation, arbitration or criminal proceedings, as plaintiff or defendant, and to the best of the Seller's knowledge there are no such proceedings pending or threatened, either by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.

5.5.2 To the best of the Seller's knowledge there is no matter or fact in existence which might reasonably give rise to any legal proceedings or arbitration involving the Company including any which might in the opinion of the Seller form the basis of any criminal prosecution against the Company.

5.5.3 There is not outstanding any injunction or order for specific performance having been granted against the Company.

5.5.4 No order or judgement has been given by any court or governmental agency relating to the Company which is still in force and the Company has not given any undertaking to any court or to any third party arising out of any legal proceedings.

5.5.5 No judgement has been executed against the Company which remains undischarged nor is there any unfulfilled or unsatisfied decree or other court order outstanding against the Company.

5.6   SOLVENCY AND STATUS

5.6.1 The Company has not stopped payment and is not insolvent nor unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

5.6.2 No order has been made or petition presented or resolution passed for the winding-up of the Company.

5.6.3 No distress, execution or other process has been levied on any of the Company's assets.

5.6.4 No order has been made, or applied for, and no petition has been for the appointment of an administrator to the Company.

5.6.5 No receiver or administrative receiver has been appointed by any person over the business or assets of the Company or any part thereof.

5.6.6 No person has taken any steps to enforce any charge or security interest against the Company nor is the Company in default under any charge or security interest.

5.7   POWERS OF ATTORNEY AND AUTHORITIES

5.7.1 To the best of the Seller's knowledge, no power of attorney given on behalf of or relating to, the Company is in force.

5.7.2 To the best of the Seller's knowledge there are not outstanding any authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of the Company.

5.8   LICENSES AND CONSENTS

5.8.1 The Company has obtained all necessary licences (including statutory licences), permits, authorities (public and private) and consents from any person, authority or body for the proper conduct of its business.

5.8.2 The Company is not in breach of any of the terms or conditions of any of its licences, permits, authorities or consents; and so far as the Seller is aware, there are no factors that might in its opinion materially prejudice the continuation or renewal of any of such licences or consents.

5.9  UNDERTAKINGS

     The Company is not a party to any undertaking or assurance given to any court or governmental agency or regulatory authority which is still in force.

5.10 CONTRACTS

5.10.1 The Seller has not committed the Company to any contract that is subsisting and which is, or may be, material in relation to its business.

5.10.2 The Company is not party to any contract, transaction, arrangement or liability which:

       (a)  is outside the ordinary course of business;

       (b)  is for a fixed term of more than 12 months;

       (c) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than 12 months after the date on which it was entered into or undertaken);

       (d) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

       (e) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index, or in the rate of exchange for any currency;

       (f) involves quantifiable aggregate outstanding expenditure by the Company of more than L50,000;

       (g) involves, or is likely to involve, the supply of goods or services the aggregate sales value of which will represent in excess of 5 per cent of the turnover for the financial year of the Company immediately preceding Completion;

       (h) is a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment.

5.10.3 So far as the Seller is aware, the Company is not a party to any agreement for the supply of services or for agency.

5.10.4 The Company is not, nor has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association and the Company is not, nor has agreed to become, a party to any agreement or arrangement for sharing commissions or other income.

5.10.5 To the best of the Seller's knowledge, the Company has not entered into any transaction with any director of the Company or any connected person of such director within the meaning of Section 346 of the Companies Act.

5.10.6 To the best of the Seller's knowledge the Company provides maintenance services on all sales of Company Software.

5.11 PERFORMANCE OF CONTRACTS

5.11.1 To the best of the Seller's knowledge the terms of all contracts of the Company have been complied with by the other parties to the contracts in all material respects.

5.11.2 To the best of the Seller's knowledge there are no outstanding claims, separately or in the aggregate, of material amounts, against the Company on the part of customers or other parties in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company and no such claims are threatened or anticipated and so far as the Seller is aware, there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Company which might rise to the same.

5.11.3 The Seller has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction has been received either by the Seller or the Company.

5.11.4 To the best of the Seller's knowledge the Company is not currently a party to any contract under which it had failed or is failing to comply with any deadlines or milestones.

5.12   DEFAULTS UNDER CONTRACTS

5.12.1 No threat or claim of default, under any agreement, instrument or arrangement to which the Company is a party has been received by the Seller or any member of the Seller's Group and to the best of the Seller's knowledge is outstanding, against the Company.

5.12.2 To the best of the Seller's knowledge no party to any agreement with, or under an obligation to, the Company is in default there under, being a default which would be material in the context of the financial or trading position of the Company; and so far as the Seller is aware there are no circumstances likely to give rise to such a default.

5.13   CONSUMER PROTECTION

       The Company has not manufactured, sold or supplied products which are or were or have become in any respect faulty or defective, or to the best of the Seller's knowledge which do not comply in any respect with any warranties or representations, expressly or impliedly made by the Company, or with all applicable regulations, standards and requirements in respect thereof.

5.14   DATA PROTECTION

5.14.1 To the best of the Seller's knowledge, all personal data held by the Seller on behalf of or relating to the Company or its employees has been held in accordance with the data protection principles and there has been no unauthorised processing or disclosure of such personal data by the Seller or so far as the Seller is aware by any third party.

5.14.2 The Company and to the best of the Seller's knowledge its employees have complied with the requirements of the Data Protection Act 1998.

5.14.3 The Company has notified itself under the Data Protection Act 1998 and any notification regulations enacted under the Act in respect of all personal data held or processed by it, and all due and requisite fees in respect of such registrations have been paid and to the best of the Seller's knowledge the Company has at all times complied with all prior data protection legislation including the Data Protection Act 1984.

5.14.4 To the best of the Seller's knowledge the details contained in such notifications and in any entry in the register of persons who have given notification kept by the Information Commissioner (the "REGISTER") are correct, proper and suitable for the purpose(s) for which the Company holds or uses the personal data which are the subject of them, any changes in the registrable particulars have been notified to the Information Commissioner.

5.14.5 To the best of the Seller's knowledge there are no outstanding enforcement, information or special information notices or any other nature or notice under the Data Protection Act 1998 or any other relevant legislation including the Data Protection Act 1984 currently outstanding against the Company, nor is there any outstanding appeal against such notices. The Seller is not aware of any circumstances which may in its opinion give rise to the giving of any such notices to the Company.

5.14.6 To the best of the Seller's knowledge there are no unsatisfied requests to the Company made by data subjects in respect of personal data held by the Company, nor any outstanding applications for rectification, blocking, erasure or destruction of personal data.

5.14.7 To the best of the Seller's knowledge there are no outstanding notices to the Company made by data subjects in respect of their right to prevent processing likely to cause damage or distress or for the purposes or direct marketing or in relation to automated decision taking.

5.14.8 There are no outstanding claims for compensation for inaccuracy, loss or unauthorised disclosure of personal data or contravention by the Company of any of the requirements of the Data Protection Act 1998 nor to the best of the Seller's knowledge is any personal data held by the Company inaccurate in any material respect, nor has the Company to the best of the Seller's knowledge lost or made any unauthorised disclosure of any such data.

5.15   GUARANTEES

       The Company is not responsible for the indebtedness of the Seller nor, to the best of the Seller's knowledge of any other person, nor to the best of the Seller's knowledge is the Company party to any option or pre-emption right or any guarantee, suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

5.16   ASSETS

       All the assets necessary for the conduct of the Business are legally and beneficially owned by the Company.

6.     INTELLECTUAL PROPERTY

6.1    TITLE

6.1.1 The Company is and has been at all times since the date of its creation the sole legal and beneficial owner of the Intellectual Property
       Rights specified in Schedule 7 an otherwise used in the Business free from any Encumbrance.

6.1.2 The Intellectual Property Rights specified in Schedule 7 and otherwise used in the Business, and the Company's right, title and interest therein is valid and subsisting, is not the subject of any current, pending or threatened challenge, claim or proceeding, including for opposition, cancellation, revocation or rectification, and to the best of the Seller's knowledge has not since the date of incorporation of the Company been subject of any such challenge, claim or proceeding, and there are no facts or matters which might reasonably give rise to any such challenge, claim or proceeding.

6.1.3 To the best of the Seller's knowledge none of the Intellectual Property Rights specified in Schedule 7 or otherwise used in the Business has been at any time wrongfully or unlawfully acquired or used by the Company.

6.1.4 All Know-How owned, used or exploited by the Company has been kept secret and confidential and has not been disclosed to third parties.

6.1.5 The Seller has not received notice that any third party has asserted any rights in or used any Intellectual Property Rights of the Company.

6.1.6 No Intellectual Property Rights specified in Schedule 7 or otherwise used in the Business have been charged, mortgaged, licensed or otherwise encumbered.

6.2    INTELLECTUAL PROPERTY AGREEMENTS

6.2.1 Save as disclosed in the Intellectual Property Agreements to the best of the Seller's knowledge the Company has not entered into any agreement, arrangement or understanding (whether legally enforceable or not) for the licensing, or otherwise permitting the use or exploitation, of the Intellectual Property Rights specified in Schedule 7 or otherwise used in the Business or which prevents, restricts or otherwise inhibits the Company's freedom to use and exploit such Intellectual Property Rights.

6.2.2 To the best of the Seller's knowledge the Company is not in breach of any Intellectual Property Agreement and the Seller is not aware of the existence of any circumstances under which the Company's right to use any Intellectual Property Rights specified in Schedule 7 or otherwise used in the Business may be terminated.

6.3    INFRINGEMENT AND MISUSE

6.3.1 To the best of the Seller's knowledge none of the Intellectual Property Rights specified in Schedule 7 or otherwise used in the Business is currently being infringed, misused or used without authorisation by any third party or has been so infringed, misused or used without authorisation since the date of incorporation of the Company and neither the Company nor the Seller nor to the best of the Seller's knowledge, the Company, has received notice that any third party has threatened any such infringement, misuse or unauthorised use and the Seller is not aware of any allegations of the same.

6.3.2 To the best of the Seller's knowledge the Company is not engaged in any activities which infringe or otherwise involve in the misuse or unauthorised use of any patents, know-how, other confidential information, registered design, copyright, database rights, design rights, trade marks, domain names, semiconductor topography rights, business names, moral rights, rights in the nature of any of the aforesaid or rights in the nature of unfair competition rights belonging to any third party or which give any third party the right to instigate an action against the Company for passing off.

6.4    PROTECTION

       The Company has taken all reasonable steps to protect and preserve the Intellectual Property Rights of the Company including, but not limited to:

       (a) taking all reasonable steps to preserve the confidentiality of all Confidential Information used by the Company including, but not limited to the Company Software;

       (b) opposing any application to register any trade mark or the use of any trade name likely to be confused with any of the Business Names used by the Company in relation to the goods or services in respect of which the trade names are used by the Company; and

       (c) ensuring that all Intellectual Property Rights which are capable of being or required to be registered or recorded are so registered or recorded.

6.5    MORAL RIGHTS

       To the best of the Seller's knowledge, no moral rights as defined in Chapter IV of the Copyright, Designs and Patents Act 1988
       (as amended) have been asserted or are capable of being asserted which could materially affect the use or value of any of the Intellectual Property Rights of the Company and the best of the Seller's knowledge the Company is not engaged in any activities which infringe any moral rights belonging any third party.

6.6    IT IDENTIFICATION AND OWNERSHIP

6.6.1 Save in respect of IT Systems leased or licensed to the Company under any contract all IT Systems and data are legally and beneficially owned by the company, free from encumbrances, and are not wholly or partly dependent on any facilities or services not under the exclusive ownership and control of the Company.

6.6.2 All the IT Contracts are valid and binding and in full force and effect. The Seller has not received notice to terminate any of the IT Contracts nor notice that the IT Contracts (or any of them) has been the subject of any breach or default, or of any event which (with notice or lapse of time or both) would constitute a default, or is liable to be terminated or otherwise adversely affected by the Transaction contemplated by this agreement.

6.7    COMPUTER OPERATION AND MAINTENANCE

6.7.1 To the best of the Seller's knowledge all IT Systems are in good working order and are being properly maintained and replaced. To the best of the Seller's knowledge no part of the It Systems has materially failed to function at any time during the five years prior to the date hereof. To the best of the Seller's knowledge maintenance providers have fulfilled their obligations in all material respects under relevant maintenance agreements in accordance with the terms of those agreements (and those terms provide for the Software concerned to be updated free of charge, for errors to be corrected and for the Software to be amended to reflect changes in the law which impact on the Software).

6.7.2 To the best of the Seller's knowledge, all IT Services are being and have been provided in accordance with all applicable specifications.

6.7.3 The Company has full and unrestricted access to and use of the IT systems, and no third party agreements or consents are required to enable the Company to continue such access and use following completion of the transaction contemplated by this agreement.

6.7.4 To the best of the Seller's knowledge the Company does not share access to any element of the IT Systems with any third party (including the Seller or any member of the Seller's Group) and the Company is not obliged to enter any agreement to share access to any element of of the IT Systems.

6.7.5 A summary of the steps the Company has taken to ensure that its business as carried on immediately prior to Completion can continue in the event of a failure of the IT Systems (whether due to natural disaster, power failure or otherwise) is contained in the Disclosure Letter.

6.7.6 To the best of the Seller's knowledge the Company is not dependent upon access to any IT Systems belonging to third parties (other than connection to the internet or such access which is required as a result of maintenance and support services provided to the Company) in order to run and maintain the IT Systems.

6.8    SOFTWARE

6.8.1 The Company has absolute title and right to and copyright in each item of the Company Software, including source code and object code, user and other manuals, tapes, indices, descriptive memoranda, original listings, development working papers, calculations and all other relevant documents, media and confidential information free of all encumbrances and adverse claims and to the best of the Seller's knowledge no property rights of the Company in such Company Software have been sold, assigned, licensed or disposed of to any party other than by the granting of non-exclusive licences to customers of the Business in the ordinary course of the Business.

6.8.2 All source codes, tapes, indices, descriptive memoranda, original listings, development working papers, calculation and know-how relating to Company Software and any other documents or media necessary conclusively to prove ownership of the Company
       Software are recorded in human readable form and are in the possession, custody or control of the Company. The Company is not a party to any contract requiring the Company to place in escrow, or otherwise permit any third party to use or have access to, the source code to any of the Company Software.

6.8.3 To the best of the Seller's knowledge, where Intellectual Property Rights in Software are not owned by the Company, the Company is entitled to use and, where indicated, to grant sublicences to third parties to use the Software pursuant to licences and/or consents granted to the Company by the owner or licensee of such Intellectual Property Rights. To the best of the Seller's knowledge all royalties and other payments have been paid when due and there has been no act or default by the Company or, where appropriate, its sub-licensees or any other person which may in the Seller's opinion result in such licences being terminated or the Company being unable to obtain any benefit under such licences.

6.8.4 To the best of the Seller's knowledge, the Company has not at any time had any dispute with any person relating to proprietary or other rights in or the Company Software. To the best of the Seller's knowledge, all licences relating to the Company Software granted by the Company are in full force and effect and the Seller is not aware of any breach of any terms of any such licences. To the best of the Seller's knowledge the Company has on the termination of any licence granted by it either recovered or secured the destruction of all copies of the Company Software in the possession, custody or control of the licensee or other contracting party at the date of such termination.

6.8.5 To the best of the Seller's knowledge the Company has not at any time had any material dispute with any person relating to the functionality, quality or fitness for purpose of the Company Software or relating to its compliance with its specifications or with any warranties given by the Company or any other person relating to it.

6.9    DATA COMPLIANCE

       To the best of the Seller's knowledge all of the IT
       Systems are Data Compliant. "Data Compliant" means that use and functionality, and the ability to express data and calculate in accordance with dates and times, are unaffected by changes in dates, including year changes and leap years.

6.10   EURO COMPLIANCE

       To the best of the Seller's knowledge all IT Systems

       (a) in the case of Software, have the ability accurately to recognise, manage, accommodate and manipulate monetary figures expressed in the denomination known as the "Euro" (the currency adopted by the European Union for the purposes of European monetary union"), and accurately to convert data for this purpose (including by way of triangulation);

       (b) will comply with all legal requirements applicable to the Euro at the date of this Agreement, such as the rules on conversion and rounding set out in Article 235 of the European Treaty of Maastricht (7 February 1992) and European Union Council Regulation(EC) number 1103/97; and

       (c) in the case of Hardware and the Software, are capable of displaying and printing (and incorporating in all relevant screen layouts) all symbols, acronyms and codes adopted by the European Union at the date of this agreement in relation to the Euro

7      EMPLOYMENT

7.1    SHARE SCHEMES

       Details of any share options in the share capital of the Seller held by each employee of the Company including details of the share option scheme under which they are granted are set out in the Disclosure Letter.

8      EFFECT OF TRANSACTION

8.1    CHANGE OF OWNERSHIP

       So far as the Seller is aware, after Completion (whether by the reason of an existing agreement or arrangement or otherwise) or as a result of the proposed acquistion of the Shares by the Purchaser:

       (a) no supplier of the Company will be entitled to cease, supplying the Company or the substantially reduce its supplies to the Company: and

       (b) no customer of the Company will be entitled to cease, to deal with the Company or to substantially reduce its existing level of business with the Company.

8.2    COMPLIANCE WITH THIS AGREEMENT

      So far as the Seller is aware, the acquisition of the Shares by the Purchaser or compliance with the terms of this Agreement does not and will not:


       conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party, or any provision of the Memorandum of Association or Articles of Association of the Company or any encumbrance, lease, contract, order, decree, award, interdict, regulation or other restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;

        (b) relieve any person from any obligation to the Company or any person to determine any such obligation, or any right or benefit enjoyed by the Company;

        (c) directly result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of the Company;

        (d) directly result in any indebtedness of the Company becoming due, or capable of being declared due, and payable prior to its stated maturity;

        (e) conflict with, violate or result in a breach of any law, regulatory order, decree or with applicable to the Company.

9       INFORMATION

        All factual information given by the Seller to the Purchaser, the Purchaser's Solicitors or the Purchaser's Accountants relating to the business, activities, affairs, or assets or liabilities of the Company was when given and is (unless subsequently updated) now accurate in all material respects and not in any way misleading in any material respects.

                                           SCHEDULE 5

                                         TAX WARRANTIES



1    FURTHER DEFINITIONS

     In this Agreement unless the context requires otherwise:

     "ACT" means advance corporation tax;

     "CAA 2001" means the Capital Allowances Act 2001;

     "FINANCE ACT" and "FA" followed by a year shall mean the Finance Act of the year in question;

     "IHTA" means the Inheritance Tax Act 1984;

     "LIABILITY TO TAXATION" has the meaning ascribed in the Tax Deed;

     "RELIEF" has the meaning ascribed in the Tax Deed;

     "VATA" means Value Added Tax Act 1994; and

     "VAT" means Value Added Tax.

2    GENERAL

2.1  The Company has not within the last six years:

     (a) been the subject of an investigation by the Inland Revenue or any other relevant tax authority; or

     (b) been the subject of any discovery by the Inland Revenue or any other relevant tax authority.

     and the Sellers are not aware of any facts or matters which are likely to or may lead to any such investigation or discovery.

2.2 To the extent required by generally accepted accounting principles, the Accounts make provision or reserve for all Taxation for which the Company was at the Accounts Date or at any time thereafter may have become or may hereafter become liable to pay:

     (a) on or in respect of or by reference to any profits, gains or income of the Company for any period ended on or before the Accounts Date; and

     (b) on or in respect of any distribution paid or made by the Company on or before the Accounts Date; and

     (c) in respect of any act event, omission, transaction or other matter which occurred or took place or was entered into on or before the Accounts Date.

2.3 To the extent required by generally accepted accounting principles, the Accounts make provision for deferred Tax.

2.4 The Disclosure Letter contains full details of all applications made relating to the Company and all clearances received from the Inland Revenue under the provisions of any of:

     (a)  TCGA Section 139(5) (company reconstruction or amalgamation);

     (b)  Taxes Act Section 215 (demergers);

     (c)  Taxes Act Section 225 (purchase of own shares);

     (d)  Taxes Act Section 707 (transactions in securities);

     (e)  Taxes Act Section 765 (migration of companies);

     (f)  Taxes Act Section 776(11) (transactions in land); and/or

       (g)  TCGA Section 138 (reconstructions or amalgamations),

       and any such transaction or event was carried out strictly in accordance with the terms described in any application for the said clearance.

3      COMPLIANCE

3.1 The Company has at all times (and will before the date of this Agreement have) submitted to all relevant tax authorities (whether of the United Kingdom or elsewhere) by the requisite dates all returns which it is required by law to make together with all appropriate claims for Reliefs and allowances, applications and computations.

3.2 All such returns, claims, applications and computations are complete, true and accurate in all material respects, give full disclosure of all material facts and circumstances and are not the subject of any question or dispute and so far as the Seller is aware, are not likely to become the subject of any question or dispute with any such tax authority.

3.3 All payments by the Company to any person which ought to have been made under deduction of tax have been so made and the Company has (if required by law to do so) accounted to the relevant tax authority for the tax so deducted.

3.4 The Company is not liable as agent or lessee for any tax liability of another person.

3.5 No tax authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation or on generally published statements of practice or generally published extra-statutory concessions) in relation to the Company's affairs.

3.6 There are set out in the Disclosure Letter with express reference to this paragraph full details of all matters relating to tax in respect of which the Company (whether alone or jointly with any other person) has an outstanding entitlement or obligation:

       (a) to make any claim (including a supplementary claim) for relief from tax;

       (b) to make any appeal (including a further appeal) against an assessment to tax;

       (c)  to make any application for the postponement of payment of tax; or

       (d) to submit any return or provide particulars or information to any tax authority.

3.6.2 The Company has complied with all notices served on it by any tax authority and no such notice remains outstanding.

3.6.3 The Company has duly and punctually paid all tax which it has become liable to pay and it has never paid or become liable to pay any penalty, fine or surcharge in connection with tax.

3.6.4 The Company has maintained and has in its possession and under its control all records and documentation that it is required by any tax statute to maintain and preserve and the Company has complete and accurate records and/or information to calculate its future) liability to or relief from tax including, without limitation, arising on the disposal of any asset owned by the Company at Completion or which has been disposed of since the Accounts Date.

4      DISTRIBUTIONS

4.1 The Company has not since the Accounts Date made or agreed to make any distribution for tax purposes.

4.2    The Company has not:

       (a) been concerned in any exempt distribution within Taxes Act Sections 213 to 218 within the period of five years preceding Completion;

       (b) issued any security now outstanding in circumstances such that any interest or other payment payable in respect of it constitutes a distribution for tax purposes;

       (c) redeemed, repaid or repurchased or agreed to redeem, repay or repurchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its share capital or any class thereof; or

       (d) issued any share capital or securities as paid up other than by receipt of new consideration within the meaning of Taxes Act
            Section 254.

5      CAPITAL ALLOWANCES

5.1 No balancing charge under the capital allowances legislation would be made on the Company if any asset or any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any of those assets) was disposed of by the Company for a consideration equal to its book value as shown in or adopted for the purpose of the Accounts.

5.2 All expenditure incurred by the Company or which it may incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the Company) for writing down allowances under the capital allowances legislation.

5.3 So far as the Seller is aware there are no circumstances which could give rise to, any dispute between the Company and any other person as to the entitlement to capital allowances on any fixtures.

5.4 The Company has not made and does not require to be taken to have made any election to have any asset treated as a short life asset within the meaning of the capital allowances legislation.

5.5 The Company does not own any asset which is or is capable of being a long life asset within the meaning of the capital allowances legislation.

6      INTANGIBLE FIXED ASSETS

6.1 The tax written down value of each of the Company's intangible fixed assets is not different from its value in or for the purposes of the Accounts.

6.2 No credit would require to be brought into account by the Company for tax purposes if any of its intangible fixed assets was to be realised for a consideration equal to its value in or for the purposes of the Accounts.

6.3 The Company has not made and so far as the Seller is aware is not entitled to make any claim to have the cost for tax purposes of any of its intangible fixed assets reduced by reference to the proceeds of realisation of any other intangible fixed asset which was owned by the Company or any other company.

6.4 The Company has never recognised a gain in respect of negative goodwill.

7      CAPITAL GAINS

7.1 No chargeable profit or gain would arise in respect of any asset of the Company:

7.1.1 treated as such in the Accounts if that asset were to be disposed of for a consideration equal to its value in or for the purposes of the Accounts;

7.1.2 acquired after the Accounts Date if that asset were to be disposed of for a consideration equal to the consideration given for its acquisition,

       in each case disregarding any statutory right to claim any allowance or relief other than amounts deductible under TCGA Section 38.

7.2 No debt owed to the Company would give rise to a chargeable gain on its disposal.

7.3 No benefit under any policy of assurance has been acquired by the Company which would give rise to a chargeable gain on its disposal.

7.4 The Company does not have an interest in any assets which are wasting assets for the purposes of the taxation of chargeable gains and which do not qualify for capital allowances.

7.5 The Company has not made nor is entitled to make any claims under any of TCG Sections 152 to 157, 165, 172 or 175 insofar as such claims affect or would effect the chargeable gain or allowable loss which would arise on a disposal by the Company of any of its assets

7.6 The Company has not made nor is it entitled to make any claim or election under either of TCGA Section 24 (assets lost or destroyed) or TCGA Section 161(3) (appropriations to or from stock). The Company has not, since the Accounts Date, appropriated any asset forming part of its trading stock for any other purpose.

7.7 The Company has not since the Accounts Date been a party to any depreciatory transactions for the purpose of TCGA Section 176 (transactions in a group) or which could be treated as a depreciatory transaction under TCGA Section 177 (dividend stripping).

7.8 The Company has not been a party to any arrangements falling within TCGA Sections 29, 30, 31, 32, 33 or 34 (value shifting).

7.9  The Company has not made nor is entitled to make any claim under TCGA
     Section 279 (relief in respect of delayed remittances or gains) or
     Section 280 (consideration due after time of disposal).

7.10 No election has been made under TCGA Section 35(5) (assets held on 31 March 1982) in respect of the assets of the Company.

7.11 The Company has not disposed of or acquired any asset in circumstances falling within TCGA Sections 17 or 19 and is not entitled to any capital loss to which TCGA Section 18(3) applies.

7.12 No reorganisation of the share capital of the Company within the provisions of TCGA Sections 126 to 130 has taken place.

7.13 The Company does not own any asset in respect of which TCGA Schedule 7A (restriction on set-off of pre-entry losses) or TCGA Schedule 2 (assets held on 6 April 1965) has or may have effect.

8    LOAN RELATIONSHIPS

8.1 The Company is and has since the Accounts Date been taxed on an authorised accruals basis of accounting in relation to all loan relationships which are creditor relationships for tax purposes and in relation thereto:

     (a) the accruals on which the Company is taxable are computed only by reference to interest;

     (b) if any such debt were to be repaid at its face value the Company would not suffer any charge to tax in excess of tax on interest accrued; and

     (c) there is no connection between the Company and the debtor as mentioned in FA 1996 Section 87.

8.2 The Company obtains and has since the Accounts Date obtained tax relief on an authorised accruals basis of accounting in relation to all loan relationships which are debtor relationships for taxation purposes and in relation to each such relationship:

     (a) the deduction given in computing the taxable profits of the Company in consequence of that relationship is not less than the interest accruing for the period concerned; and

     (b) the Company would suffer no adverse tax consequences were such debts to be repaid at face value except that the tax deduction for interest accrued would cease.

8.3 The Company has not since the Accounts Date held or been the debtor under any deep discount securities as defined in Taxes Act Schedule 4 paragraph 1 or any deep gain securities as defined in FA 1989 Schedule
     11 paragraph 1 or any relevant discounted security as mention in FA 1996
     Schedule 13.

9    GROUPS

9.1 The Company will not cease to be a member of a Tax Group as a result of entering into or giving effect to this Agreement.

10   LOSSES

     In the three years prior to the date of this Agreement there has not been a major change or series of changes which when taken together constitute a major change in the nature of conduct of any trade or business carried on by the Company (or a surrendering company) such that it could affect the ability of the Company to utilise after Completion trading losses and deficits arising in respect of loan relationships.

11   TAX AVOIDANCE

     The Company has never:

     (a) entered into, been party to or otherwise been concerned with any transaction or event or arrangement as a result of which any provision of Taxes Act Part XVII applied, applies or may apply; or

     (b) been party to or concerned with any scheme or arrangement of which the main purpose or one of the main purposes was the avoidance of a liability to tax.

12   VALUE ADDED TAX

12.1 The Company is not and has never been treated for the purposes of VAT as a member of a Tax Group.

12.2 The Company is a registered and taxable person for the purposes of the VATA and has complied with and observed in all respects the terms of all statutory provisions, directions, conditions, notices and agreements with HM Customs and Excise relating to VAT. The Company has maintained and obtained accounts, records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT which are complete, correct and up-to-date.

12.3 The Company:

     (a) is not, nor in the two years prior to Completion has been, in arrears with any payments or returns or notifications under any statutory provisions, directions, conditions or notices relating to VAT, or liable to any forfeiture or penalty or interest or surcharge or to the operation of any penalty, interest or surcharge provision;

     (b)  has not been required by HM Customs and Excise to give security;

     (c) is not, and has not agreed to become, an agent, manager, factor or tax representative for the purposes of VAT for any other person;

     (d) has not made, and will not make prior to Completion, any supplies that are exempt supplies; and

     (e) has not received a notice directing that the value of goods supplied by the Company is for the purposes of VAT to be taken to be their open market value.

12.4 The Company has not since the Accounts Date been, and will not prior to Completion be, treated as having made any supply of goods or services for the purposes of VAT where no supply has in fact been made by the Company.

12.5 The Company does not use any special scheme for the purposes of VAT.

12.6 The Company has never received a surcharge liability notice or a penalty liability notice.

12.7 The Company is not required to pay amounts on account of VAT.

13   CLOSE COMPANIES

13.1 The Company is not and has never been a close company as defined in Taxes Act Section 414.

13.2 The Company is not, nor has ever been, liable to tax under the provisions of Taxes Act Sections 418 to 422.

13.3 The Company has never made any transfer of the kind described in TCGA
     Section 125 (transfer of assets at undervalue).

13.4 The Company has never made any transfer of value within the meaning of IHTA.

13.5 Neither the assets owned by nor the shares of the Company are subject to an outstanding Inland Revenue charge as defined in IHTA Section 237.

13.6 No circumstances exist, or but for IHTA Section 204(6) would exist, such that a power of sale could be exercised in relation to any assets or shares of the Company pursuant to IHTA Section 212 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax).

14   EMPLOYEES

14.1 The Company has properly operated the income tax pay-as-you-earn
     ("PAYE") system, deducting the appropriate tax and national insurance contributions as required by law from all payments made to or treated as made to employees or ex-employees of the Company and all sums payable to the Inland Revenue under the PAYE system have been paid up to Completion.

14.2 The Company has received no notifications or notices under Taxes Act
     Section 166 (benefits in kind; notice of nil liability).

14.3 The Company does not operate any payroll deduction scheme in respect of payments to charity.

14.4 No officer or employee of the Company participates in any share option scheme or share acquisition or ownership plan of any kind.

14.5 Since the Accounts Date the Company has not received any payment from a pension scheme.

14.6 All sums payable under the existing arrangements for remunerating any person who is or has been an officer or employee of the Company or a dependant of any such person and for rewarding persons rendering services to the Company are deductible in computing the profits of the Company for tax purposes.

15   STAMP DUTY

15.1 There is no instrument which is necessary to establish the Company's title to any right or asset which is liable to stamp duty in the United Kingdom or elsewhere but which has not been duly stamped or which would attract stamp duty if brought within the relevant jurisdiction.

15.2 The Company has duly paid all stamp duty and stamp duty reserve tax to which it is, has been or to the best of the Seller's knowledge may be made liable and there is no liability to any penalty in respect of such duty or tax nor to the best of the Seller's knowledge are there any circumstances or transactions to which the Company is or has been a party which may result in the Company becoming liable to such a penalty.

15.3 No claim has been made by the Company at any time during the period of five years up to the date of this Agreement in respect of stamp duty relief under FA 1930 Section 42 or FA 1986 Section 75, 76 or 77.

16   INTERNATIONAL

16.1 The Company is and always has been exclusively resident in the United Kingdom for tax purposes.

16.2 The Company is and has never ceased to be resident in the United Kingdom for tax purposes.

16.3 The Company is not liable to tax in any jurisdiction other than the United Kingdom.

16.4 The Company has not without the prior consent of the Treasury entered into any of the transactions specified in Taxes Act Section 765 (migration etc. of companies).

16.5 No income has arisen in a territory outside the United Kingdom in respect of which any claim under Taxes Act Section 584 (unremittable overseas income) has been made or is available to the Company.

16.6 The Company does not control any "controlled foreign company" within the meaning of Taxes Act Section 747 in respect of which the Board of Inland Revenue has made or would be entitled to make a direction under that Section.

16.7 No notice under Taxes Act Section 755 has been given to the Company by the Board of Inland Revenue.

17   INTELLECTUAL PROPERTY

17.1 The Company has not sold or agreed to sell any patent rights for a capital sum (which would be chargeable to income) pursuant to Taxes Act
     Section 524.

17.2 Since the Accounts Date the Company has not acquired or disposed of or agreed to acquire or dispose of know-how (whether or not together with a trade or part of trade) in connection with which Taxes Act
     Section 531(1), (2), (4) or (8) apply or may apply.

18   TRANSACTIONS IN LAND

     The Company has not:

     (a) made any part disposal of land within TCGA Sections 242 or 243 in connection with which a claim has been made under
             Section 242(2) or 242(3) as appropriate; or

     (b) entered into any transaction to which the provisions of Taxes Act Sections 34-37 (premiums, leases of undervalue etc) have or could be applied.

                                   SCHEDULE 6

                              PURCHASER WARRANTIES

1. The Purchaser is a company duly incorporated, validly existing and in good standing as a private limited company under English Law.

2. No resolution for the winding-up of the Purchaser has been passed, and no order for the winding-up of the Purchaser has been made and no petition for the winding-up of Purchaser has been presented, no order for the appointment of an administrator of the Purchaser has been made and no administrative receiver, receiver or liquidator for the Purchaser has been appointed.

3. All necessary corporate actions and shareholder authorities required to authorise the execution, delivery and performance by the Purchaser of its obligations under this agreement have been duly taken and validly obtained and the Purchaser has the corporate power and authority to execute, deliver and perform its obligations under this agreement.

4. This agreement been duly authorised, executed and delivered by the Purchaser and constitutes legal, valid, binding and enforceable obligations of the Purchaser.

5. Neither the execution and delivery nor this performance by the Purchaser of its obligations under this agreement does or will conflict with or result in any breach of any of the provisions of, or constitute a default under, the Memorandum and Articles of Association of the Purchaser.

6. No consent, approval, authorisation or order of, and no notice to or filing with, any governmental agency or governmental body or any court is required to be obtained or made by the Purchaser for the transactions contemplated under this agreement.

                                   SCHEDULE 7

                             INTELLECTUAL PROPERTY

                                     PART 1
                                 BUSINESS NAMES

                                   ClarityBlue
                               ClarityBlue Limited
                                    Clarity Q

                                     PART 2
                                  DOMAIN NAMES

-------------------------------------------------------------------------------
     www.clarityblue.com                     www.clarity-blue.biz
-------------------------------------------------------------------------------
     www.clarityblue.co.uk                   www.clarity-blue.co.uk
-------------------------------------------------------------------------------
     www.clarityblue.ca                      www.clarity-blue.com
-------------------------------------------------------------------------------
     www.clarityblue.de                      www.clarity-blue.de
-------------------------------------------------------------------------------
     www.clarityblue.net                     www.clarity-blue.info
-------------------------------------------------------------------------------
     www.clarityblue.biz                     www.clarity-blue.net
-------------------------------------------------------------------------------
     www.clarityblue.info                    www.clarity-blue.org
-------------------------------------------------------------------------------
     www.clarityblue.org                     www.clarity-blue.tv
-------------------------------------------------------------------------------
     www.clarityblue.tv                      www.clarity-blue.ws
-------------------------------------------------------------------------------
     www.clarityblue.ws                      www.clarity-blue.ca
-------------------------------------------------------------------------------
     www.clarityblueonline.com               www.clarityblue-online.com
-------------------------------------------------------------------------------

                                     PART 3
                       REGISTERED INTELLECTUAL PROPERTY

                          Canada Trademark Application
                                    1174174
                               Re: "CLARITYBLUE"
                               Filed: 16/04/2003
                              STATUS: Formalised


                                     PART 4
                      UNREGISTERED INTELLECTUAL PROPERTY

                            USA Trademark Application
                                   78/238396
                               Re: "CLARITYBLUE"
                               Filed: 16/04/2003
                      STATUS: Newly filed/Not yet assigned

                             UK Trademark Application
                                     2313600
                               Re: "CLARITYBLUE"
                               Filed: 19/10/2002
                       STATUS: Examined/Objections raised.

                    LOGO      LOGO
                    LOGO      LOGO
                    LOGO      LOGO

                                     PART 5
                               COMPANY SOFTWARE

-     Segmentor

-     ClarityQ

-     ClarityQ Select

and

The following software components, comprising:

- Extract, Transform and Load (ETL) scripts written in either Ab Initio or Informatica
- Data Definition Language (DDL) scripts to define the necessary database models
- UNIX Execution scripts to execute the above ETL scripts to load the data into the above database models

For each of the following clients:

-     Freeserve
-     Goldfish
-     Lloyds TSB Credit Cards
-     Lloyds TSB BlueSky
-     O2
-     Orange
-     Singlepoint
-     T-Mobile
-     Vodafone Clarify
-     Vodafone Retail
-     Wanadoo

together with any such software components which are currently in development by the Company.

                                 SCHEDULE 8

               EXISTING DISTRIBUTORS, AGENTS, RE-SELLERS AND
                   INDIRECT CHANNELS OF THE SAND SOFTWARE

                         Protagona Worldwide Limited
                               C.S.C. Limited
                              Dunnhumby Limited
                              Aspective Limited
                                 Morse Group
                                  Accenture
                                     IBM
                   Any other partner with global operations

                                 SCHEDULE 9

                           RETENTION ACCOUNT TERMS

The parties have agreed that in order to assist in the administration of any adjustment to the Consideration (pursuant to Clause 4.7) the Retention Account will be opened into which the Purchaser shall on the Completion Date deposit the Completion Accounts Retention. The purpose of the Completion Accounts Retention is to assist in discharging (to such extent as is possible) the variations in the Consideration resulting from shortfalls in the Net Assets as provided for in Clause 4.7.

1.  DEFINITIONS AND INTERPRETATION

    In this Schedule the following words and expressions shall have the following meanings:

    "RELATED INTEREST": in relation to any part of the sum standing to the credit of the Retention Account which is or is to be withdrawn in accordance with the provisions of this Schedule 9, that portion of the interest earned in respect of the Completion Accounts Retention as is attributable to the sum so withdrawn or to be withdrawn accruing from Completion net of any taxes or bank charges referred to in paragraph 5 below;

    the "RETENTION AGENTS": the Seller's Solicitors and the Purchaser's Solicitors;

    the "PAYMENT DATE": shall be the date prescribed in this agreement.

2. BASIS UPON WHICH RETENTION HELD: The Retention shall be held in the Retention Account in trust for the Purchaser and the Seller to be paid to them in accordance with the provisions of this Schedule 9 and otherwise on the following terms:

    (a) all interest earned in respect of the Completion Accounts Retention shall be credited to the Retention Account without any deduction;

    (b) no other credit will be made to the Retention Account without the prior written consent of the Purchaser's Solicitors and the Seller's Solicitor; and

    (c) no withdrawal will be made form the Retention Account save as provided in clause 4 of this agreement

3. INSTRUCTIONS TO OPEN: The Purchaser and Seller shall upon execution of this agreement instruct the Purchaser's Solicitors and the Seller's Solicitors to open, operate and make payments out of the Retention Account upon and subject to the provisions of this agreement on the basis that each such firm jointly with the other firm shall receive and hold all monies paid to them pursuant to this agreement and all monies from time to time standing to the credit of the Retention Account, jointly as trustees for the Purchaser and the Seller to pay the same either to the Purchaser or to the Seller, or partly to one such party and partly to the other such party, upon and subject only to the provisions of this agreement.

4. PAYMENT OF TAXES AND BANK CHARGES: The Purchaser's Solicitors and the Seller's Solicitors shall be irrevocably authorised and entitled to pay out of the Retention Account without further authority or instruction:

    (a) any taxes of whatever nature which may be payable as a matter of law in respect of interest accrued on the amount standing from time to time to the credit of the Retention Account; and

    (b)  all bank charges payable in respect of the Retention Account.

5. NOT INTEREST WITHOUT PRINCIPAL: Neither the Purchaser nor the Seller shall have any entitlement to interest until the due date of payment of the principal to which it relates.

6. INSTRUCTIONS TO PAY OUT: The Purchaser and the Seller shall as and when necessary give instructions to the Purchaser's Solicitors and the Seller's Solicitors in the agreed form in order to procure compliance with the provisions of clause 4 and this Schedule 9. Unless otherwise specified in this Schedule 9, the Purchaser's Solicitors and the Sellers' Solicitors shall not be required to take any action with respect to the Retention Account except on the joint written instruction of the Purchaser and the Seller in the agreed form.

7. ALTERNATIVE ARRANGEMENT: The Purchaser and the Seller agree that, if any instructions are not given to the Purchaser's Solicitors and the Seller's Solicitors, such firms shall be entitled to place the monies standing to the credit of the Retention Account for such deposit period as they agree in their sole and absolute discretion (and such firms shall have no responsibility of whatever nature for the actual interest earned thereon) or, if such firms cannot agree, on overnight deposit.

8. NO PAYMENT OUT: The Purchaser and the Seller agree that, except as may otherwise be ordered by a court of competent jurisdiction, or as may be agreed otherwise by such parties no payment or transfer of any sums standing to the credit if the Retention Account shall be made except as expressly provided in this agreement.

9. EXPENSES: The Purchaser and Seller undertake with each other to pay the respective fees and expenses (including VAT) of their respective solicitors in connection with the Retention Account.

Signed by ARTHUR RITCHIE
duly authorised under the laws of the State of Quebec, Canada to sign this agreement for and on behalf of and acting under the authority of SAND TECHNOLOGY INC.
in the presence of:

(signed) ARTHUR RITCHIE
-----------------------


Signed by DUNCAN PAINTER
for and on behalf of
CLARITYBLUE HOLDINGS LIMITED
in the presence of:

(signed) BUTLER GALLIE
----------------------
             SOLICITOR